                                                                    EXHIBIT 10.1

                     CONTRIBUTION AND DISTRIBUTION AGREEMENT

                                     between

                            IMPCO TECHNOLOGIES, INC.

                                       and

                QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

                            Dated as of July 23, 2002

                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
ARTICLE  I        DEFINITIONS.................................................................    2

   Section 1.1    General.....................................................................    2
   Section 1.2    References; Interpretation..................................................   17

ARTICLE  II       DISTRIBUTION AND OTHER TRANSACTIONS; CERTAIN COVENANTS......................   18

   Section 2.1    The Distribution And Other Transactions.....................................   18
   Section 2.2    IMPCO Board Action; Conditions Precedent To The Distribution................   27
   Section 2.3    Intercompany Accounts.......................................................   29
   Section 2.4    Assumption And Satisfaction Of Liabilities..................................   29
   Section 2.5    Resignations................................................................   29
   Section 2.6    Non-Solicitation Of Employees...............................................   30
   Section 2.7    Further Assurances..........................................................   30
   Section 2.8    Limited Representations Or Warranties.......................................   30
   Section 2.9    Guarantees..................................................................   31
   Section 2.10   Witness Services............................................................   32
   Section 2.11   Tax And Other Matters.......................................................   32
   Section 2.12   Transfers Not Effected Prior To The Distribution; Transfers Deemed
                  Effective As Of The Distribution Date.......................................   33
   Section 2.13   Conveyancing And Assumption Instruments.....................................   34
   Section 2.14   Ancillary Agreements........................................................   34
   Section 2.15   Corporate Names.............................................................   34
   Section 2.16   Joint Business Opportunities; Non-Competition; Protection Of
                  Information.................................................................   35
   Section 2.17   Adjustment of IMPCO Warrants................................................   35

ARTICLE  III      INDEMNIFICATION.............................................................   38

   Section 3.1    Indemnification By Impco....................................................   38
   Section 3.2    Indemnification By Quantum..................................................   38
   Section 3.3    Procedures For Indemnification..............................................   39
   Section 3.4    Indemnification Payments....................................................   41
   Section 3.5    Future Business Relationships...............................................   42

ARTICLE  IV       ACCESS TO INFORMATION.......................................................   42

   Section 4.1    Provision Of Corporate Records..............................................   42
   Section 4.2    Access To Information.......................................................   42
   Section 4.3    Reimbursement; Other Matters................................................   43
   Section 4.4    Confidentiality.............................................................   43
   Section 4.5    Privileged Matters..........................................................   44
   Section 4.6    Ownership Of Information....................................................   46
   Section 4.7    Estimates...................................................................   46

                                TABLE OF CONTENTS

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                                                                                          ----
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   Section 4.8   Other Agreements Providing For Exchange Of Information.................   46

ARTICLE V        TERMINATION OF AGREEMENTS; MUTUAL RELEASE..............................   46

   Section 5.1   Termination of Agreements..............................................   46
   Section 5.2   Mutual Release.........................................................   47

ARTICLE VI       ADMINISTRATIVE SERVICES................................................   49

   Section 6.1   Performance Of Services................................................   49
   Section 6.2   Accounts Receivables...................................................   49

ARTICLE VII      DISPUTE RESOLUTION.....................................................   49

   Section 7.1   Negotiation............................................................   49
   Section 7.2   Arbitration............................................................   49
   Section 7.3   Continuity Of Service And Performance. ................................   50

ARTICLE VIII     INSURANCE..............................................................   50

   Section 8.1   Policies And Rights Included Within Assets; Assignment Of
                 Policies...............................................................   50
   Section 8.2   Administration; Other Matters..........................................   51
   Section 8.3   Agreement For Waiver Of Conflict And Shared Defense....................   53
   Section 8.4   Cooperation............................................................   53

ARTICLE IX       MISCELLANEOUS..........................................................   53

   Section 9.1   Complete Agreement; Construction.......................................   53
   Section 9.2   Ancillary Agreements...................................................   53
   Section 9.3   Counterparts...........................................................   53
   Section 9.4   Survival Of Agreements.................................................   53
   Section 9.5   Expenses...............................................................   54
   Section 9.6   Notices................................................................   54
   Section 9.7   Waivers................................................................   55
   Section 9.8   Amendments.............................................................   55
   Section 9.9   Assignment.............................................................   55
   Section 9.10  Successors And Assigns.................................................   55
   Section 9.11  Termination............................................................   55
   Section 9.12  Subsidiaries...........................................................   55
   Section 9.13  Third Party Beneficiaries..............................................   56
   Section 9.14  Title And Headings.....................................................   56
   Section 9.15  Exhibits And Schedules.................................................   56
   Section 9.16  Governing Law..........................................................   56
   Section 9.17  Consent To Jurisdiction................................................   56
   Section 9.18  Severability...........................................................   57

                                    SCHEDULES
                                    ---------

Schedule 1.1(jj)(B) ............. Quantum Transferred Assets
Schedule 1.1(pp)(iii) ........... IMPCO Form 10 Liabilities
Schedule 1.1(ccc) ............... Joint Contracts
Schedule 1.1(jjj)(i) ............ Quantum Ownership of Other Entities
Schedule 1.1(jjj)(ii) ........... Quantum Assets
Schedule 1.1 (jjj)(v) ........... Quantum Technology
Schedule 1.1(jjj)(viii) ......... Tri-Shield Tank Technology
Schedule 1.1(kkk) ............... Quantum Balance Sheet and Supporting Schedules
Schedule 1.1(ooo)(i) ............ Assigned Contracts
Schedule 1.1(ooo)(ii) ........... Quantum Group Contracts
Schedule 1.1(ooo)(iii) .......... Government Contracts
Schedule 1.1(ooo)(iv) ........... Capital and Operating Equipment Leases
Schedule 1.1(ppp) ............... Quantum Group
Schedule 1.1(rrr)(i) ............ Specified Liabilities
Schedule 1.1(rrr)(x) ............ Exceptions from Excluded Liabilities
Schedule 1.1(rrr)(y) ............ IMPCO Retained Liabilities
Schedule 2.1(f)(i) .............. Quantum Permits and Licenses
Schedule 2.1(f)(ii) ............. IMPCO Permits and Licenses
Schedule 2.3(a) ................. Excluded Payables and Receivables
Schedule 2.5(b) ................. Joint Employees, Directors and Officers
Schedule 2.9(a) ................. IMPCO Guarantee Releases
Schedule 2.9(b) ................. Quantum Guarantee Releases
Schedule 2.9(c) ................. Guarantee Fees
Schedule 2.16(b)(ii) ............ Quantum Named Competitors
Schedule 2.16(b)(iii) ........... Quantum Named OEM Customers
Schedule 2.16(c) ................ IMPCO Named Competitors
Schedule 2.17(b) ................ Warrant Adjustments
Schedule 5.1(b) ................. Surviving Arrangements
Schedule 8.2(b) ................. IMPCO Insurance Deductibles
Schedule 8.2(d) ................. Shared Policy Deductibles
Schedule 8.2(e) ................. Other Deductibles
Schedule 9.5 .................... Distribution Expense Allocations

                     CONTRIBUTION AND DISTRIBUTION AGREEMENT

         This CONTRIBUTION AND DISTRIBUTION AGREEMENT (this "Agreement"), is dated as of July 23, 2002, by and between IMPCO Technologies, Inc., a Delaware corporation ("IMPCO") and Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation and, prior to the Distribution (as defined herein), a wholly-owned subsidiary of IMPCO ("Quantum").

         WHEREAS, IMPCO, acting directly and through its subsidiaries, currently conducts a number of businesses, including, without limitation, (i) the Gaseous Fuel Products Business (as hereinafter defined), (ii) the Automotive OEM Business (as hereinafter defined), and (iii) the International Business (as hereinafter defined).

         WHEREAS, the Board of Directors of IMPCO has determined that it is appropriate, desirable and in the best interests of IMPCO and its businesses, as well as of the holders of shares of common stock, par value $0.001 per share, of IMPCO (the "IMPCO Common Stock"), to restructure IMPCO to separate from IMPCO all of the Automotive OEM Business and to cause such Automotive OEM Business to be owned and conducted, directly or indirectly, by Quantum;

         WHEREAS, in order to effect such separation, the Board of Directors of IMPCO has determined that it is appropriate, desirable and in the best interests of IMPCO and its businesses, as well as of the holders of IMPCO Common Stock, for IMPCO (i) to take certain steps to restructure IMPCO's Subsidiaries (as defined herein) and businesses, and (ii) upon the completion of such restructuring to distribute to the holders of the IMPCO Common Stock all the outstanding shares of common stock, par value $0.001 per share, of Quantum (the "Quantum Common Shares"), as set forth herein;

         WHEREAS, each of IMPCO and Quantum has determined that it is necessary and desirable, on or prior to the Distribution Date (as defined herein), to allocate and/or assign certain rights in those assets related to the Automotive OEM Business, except for the IMPCO Assets (as defined herein) and the Reserved Technology Rights (as defined herein), and to allocate and assign responsibility for those liabilities in respect of the activities of the businesses related to the Automotive OEM Business, and those assets and liabilities in respect of other businesses and activities of IMPCO and its current and former Subsidiaries and other matters; and

         WHEREAS, each of IMPCO and Quantum has determined that it is necessary and desirable to set forth the principal corporate transactions required to effect such Distribution and to set forth other agreements that will govern certain other matters following the Distribution.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 GENERAL. As used in this Agreement, the following terms shall have the following meanings:

         (a) "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

         (b) "Affiliate" shall mean, when used with respect to a specified person, another person that controls, is controlled by, or is under common control with the person specified. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other interests, by contract or otherwise.

         (c) "Aftermarket" when used with respect to systems, components, parts or other items, shall mean the market for any such foregoing item after the title of which has been transferred from the original equipment manufacturer of such item to any third party, including without limitation wholesalers, consumers, dealers or any other third party.

         (d) "Agent" shall have the meaning set forth in Section 2.1(c).

         (e) "Agreement" shall have the meaning set forth in the recitals hereto.

         (f) "Agreement Disputes" shall have the meaning set forth in Section
7.1.

         (g) "allocable portion of Insurance Proceeds" shall have the meaning set forth in Section 8.2(c).

         (h) "allocable share of the deductible" shall have the meaning set forth in Section 8.2(d).

         (i) "Ancillary Agreements" shall mean all of the written agreements, instruments, assignments or other arrangements (other than this Agreement) entered into in connection with the transactions contemplated hereby, including, without limitation, the Tax Allocation and Indemnification Agreement, the Conveyancing and Assumption Instruments, the Employee Benefit Matters Agreement, the Strategic Alliance Agreement, and the Transition Services Agreement.

         (j) "Assets" shall mean assets, properties and rights (including goodwill and rights to use), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any person, including, without limitation, the following:

                  (i) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

                  (ii) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, aircraft and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

                  (iii) all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products;

                  (iv) all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a Security Interest in real property, lessor, sublessor, lessee, sublessee or otherwise;

                  (v) all interests in any capital stock or other equity interests of any Subsidiary or any other person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other person and all other investments in securities of any person;

                  (vi) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

                  (vii) all deposits, letters of credit and performance and surety bonds;

                  (viii) Technology and all Documentation primarily relating thereto;

                  (ix) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

                  (x) all prepaid expenses, trade accounts and other accounts and notes receivable;

                  (xi) all rights under contracts or agreements, all claims or rights against any person arising from the ownership of any asset, all rights in connection with any bids or offers and all claims, choses in action or similar rights, whether accrued or contingent;

                  (xii) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

                  (xiii) all licenses, permits, approvals and authorizations which have been issued by any Governmental Authority;

                  (xiv) cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements; and

                  (xv) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

         (k)      "Assignee" shall have the meaning set forth in Section 2.1(g).

         (l) "Automotive OEM Business" shall mean the design, development, manufacture, marketing and sale of fuel delivery, fuel storage and electronic control systems for (i) automotive original equipment manufacturer ("OEM") applications in vehicles such as trucks, taxis and passenger vehicles, and (ii) the emerging fuel cell industry which includes, without limitation, mobile vehicle, stationary and portable power generation and refueling infrastructure applications.

         (m) "Business Entity" shall mean any corporation, partnership, limited liability company or other entity which may legally hold title to assets.

         (n) "Claims Administration" shall mean the processing of claims made under the Shared Policies, including, without limitation, the reporting of claims to the insurance carriers and the management of the defense of claims.

         (o) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, including any successor legislation.

         (p)      "Commission" shall mean the U.S. Securities and Exchange
Commission.

         (q) "Confidential Information" of a party (the "Discloser") shall mean all information or material not generally known by persons other than personnel of the Discloser (i) which gives the Discloser some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Discloser; (ii) which is owned by the Discloser or in which the Discloser has an interest; and
(iii) which is either (A) marked "Confidential Information," "Proprietary Information" or other similar marking, (B) known by another party (the "Recipient") to be considered confidential and proprietary by the Discloser or
(C) from all relevant circumstances should reasonably be assumed by the employer or other designee of the Recipient who learns of such Confidential Information to be confidential and proprietary to the Discloser. Confidential Information includes all (i) Technology and other trade secrets, know-how, ideas, inventions, processes, techniques, algorithms, programs (whether in source code or object code form), hardware, devices, designs, schematics, drawings, formulae, data, plans, strategies and forecasts of, and (ii) technical, engineering, manufacturing, product, marketing, servicing, financial, personnel and other information and materials of the Discloser. Confidential Information also includes any information described above which the Discloser obtains from a third party which the Discloser marks or identifies as confidential or proprietary or which are provided under circumstances reasonably indicating its confidential nature, whether or not owned or developed by the Discloser. Notwithstanding the foregoing, however, no information constitutes Confidential Information if it is information (i) which becomes publicly known through no act or omission of Recipient, (ii) which is later lawfully acquired from sources other than the Discloser who do not owe a duty of confidentiality to the Discloser with respect to such information and who did not learn of it, directly or indirectly, from Discloser, (iii) which is independently developed by the Recipient without the use of or reference to such information of the Discloser, as evidenced by the Recipient's contemporaneous written records, or (iv) whose disclosure is expressly permitted by this Agreement or any Ancillary Agreement or any other agreement entered into pursuant to this Agreement.

         (r) "Contribution" shall mean the transfer of the Quantum Assets to the Quantum Group and the assumption by the Quantum Group of the Quantum Liabilities, all as more fully described in this Agreement and the Ancillary Agreements.

         (s) "Contribution Date" shall mean July 23, 2002, or any other such date agreed to in writing by the parties hereto.

         (t) "Conveyancing and Assumption Instruments" shall mean, collectively, the various agreements, instruments and other documents heretofore entered into and to be entered into to effect the transfer of assets and the assumption of liabilities in the manner contemplated by this Agreement, or otherwise arising out of or relating to the transactions contemplated by this Agreement, including, but not limited to by contribution, assignment or sale, which shall be in the form or forms as the parties hereto reasonably agree and as may be required by law; provided however, that such agreements, instruments and other documents may not contain terms inconsistent with the terms of this Agreement.

         (u) "Copyrights" shall mean (i) all copyrights, and all rights, title and interests in and to all copyrights, copyright registrations and applications for copyright registration, certificates of copyright and copyrighted interests throughout the world; (ii) all unregistered copyrights ;
(iii) all rights in mask works; and (iv) all renewals, extensions, restorations, and continuations of, and all goodwill associated with, any of the foregoing.

         (v) "Discloser" shall have the meaning set forth in Section 1.1(q) hereof.

         (w) "Distribution" shall mean the distribution on the Distribution Date to holders of record of shares of IMPCO Common Stock as of the Distribution Record Date of the Quantum Common Shares owned by IMPCO on the basis of one Quantum Common Share for every outstanding share of IMPCO Common Stock.

         (x)      "Distribution Date" shall mean July 23, 2002.

         (y) "Distribution Record Date" shall mean as of the close of business of such date as may be determined by the Board of Directors of IMPCO as the record date for the Distribution.

         (z) "Documentation" means all notes, diagrams, drawings, research, reports, presentations, publications, specifications, forms, technical and user manuals, letters, instruments and other documents existing as of the Contribution Date.

         (aa) "Effective Time" shall mean 11:59 p.m. Eastern Time, on the Distribution Date.

         (bb) "Effective Time of Contribution" shall mean 11:59 p.m. Eastern Time, on the Contribution Date.

         (cc) "Employee Benefit Matters Agreement" shall mean the Employee Benefit Matters Agreement, dated as of July 23, 2002, by and between IMPCO and Quantum.

         (dd)  "Excluded Liabilities" shall have the meaning set forth in
Section 1.1(rrr)(x).

         (ee) "Form 10" shall mean the Registration Statement on Form 10 filed by Quantum with the Commission, including any amendment thereto, and including the Information Statement.

         (ff) "Gaseous Fuel Products Business" shall mean the design, development, manufacture, marketing and sale of engine components and systems primarily to the aftermarket that allow internal combustion engines to operate on clean burning gaseous fuels, primarily propane and natural gas.

         (gg) "Governmental Authority" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

         (hh) "Group" shall mean any of the IMPCO Group or the Quantum Group, as the context requires.

         (ii)  "IMPCO" shall have the meaning set forth in the recitals hereto.

         (jj) "IMPCO Assets" shall mean, collectively, (A) all the Assets owned or held by IMPCO or any Subsidiary of IMPCO immediately prior to the Effective Time of the Contribution, including all right, title and interest thereto, other than the Quantum Assets, including without limitation all of IMPCO's rights under the Joint Contracts, and the Reserved Technology Rights, and (B) any and all assets owned or held immediately prior to the Contribution Date by Quantum or any member of the Quantum Group that relate primarily to the IMPCO Business, including any and all assets that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as assets to be transferred or conveyed by Quantum or any member of the Quantum Group to any member of the IMPCO Group, including without limitation those assets listed on
Schedule 1.1(jj)(B).

         (kk) "IMPCO Business" shall mean each and every business conducted at any time by IMPCO or any Subsidiary of IMPCO prior to the Effective Time, except the Quantum Business.

         (ll) "IMPCO Common Stock" shall have the meaning set forth in the recitals hereto.

         (mm) "IMPCO Contracts" shall mean all the contracts and agreements to which IMPCO or any of its Affiliates is a party or by which it or any of its Affiliates is bound immediately prior to the Effective Time, except the Quantum Contracts and the Joint Contracts.

         (nn) "IMPCO Group" shall mean IMPCO and each person (other than any member of the Quantum Group) that is a Subsidiary of IMPCO immediately after the Effective Time.

         (oo) "IMPCO Indemnitees" shall mean IMPCO, each member of the IMPCO Group, each of their respective directors, officers, employees, agents, attorneys and representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

         (pp) "IMPCO Liabilities" shall mean collectively, all obligations and liabilities of IMPCO or any Subsidiary of IMPCO immediately prior to the Effective Time (except the Quantum Liabilities), including:

               (i) all of IMPCO's obligations and liabilities under the Joint Contracts and with respect to the Transferred Assets and the Reserved Technology Rights;

               (ii)   IMPCO's obligations arising under Section 2.11; and

               (iii) any liabilities arising out of or based upon any misstatement in or omission from the Form 10, the Information Statement or any amendments thereof or supplements thereto made in reliance upon and in conformity with written information furnished to Quantum by or on behalf of IMPCO specifically for inclusion therein, it being understood that the only such information is that set forth in Schedule 1.1(pp)(iii).

         (qq)  "IMPCO Market" shall mean the following:

               (i) on an exclusive basis (even as to Quantum and any Subsidiary thereof), the worldwide automotive Aftermarket, consisting of Class 1 through Class 5 vehicles;

               (ii) on an exclusive basis (even as to Quantum and any Subsidiary thereof), the worldwide bus and truck Aftermarket, consisting of Class 6 through Class 8 vehicles;

               (iii) on an exclusive basis (even as to Quantum and any Subsidiary thereof), the worldwide industrial Aftermarket for vehicles with internal combustion engines including diesel engines and consisting of, without limitation, material handling, small and stationary engines, generators, pumps and other products not used for transportational purposes;

               (iv) on an exclusive basis (even as to Quantum and any Subsidiary thereof), the worldwide diesel automotive Aftermarket, consisting of Class 1 through Class 5 diesel vehicles;

               (v) on an exclusive basis (even as to Quantum and any Subsidiary thereof), the worldwide diesel bus and truck Aftermarket, consisting of Class 6 through Class 8 diesel vehicles;

               (vi) on an exclusive basis (even as to Quantum and any Subsidiary thereof) the worldwide industrial diesel Aftermarket, consisting of, without limitation, material handling, small and stationary engines, generators, pumps and other diesel products not used for transportational purposes;

               (vii) on a non-exclusive basis, the market for original equipment manufacturers of Class 1 through Class 5 vehicles with internal combustion engines, other than diesel vehicles, in all countries in the world other than the United States and Canada;

               (viii) on a non-exclusive basis, the market for original equipment manufacturers of Class 6 vehicles with internal combustion engines, other than diessel vehicles, in the United States and Canada;

               (ix) on an exclusive basis (even as to Quantum and any Subisidiary thereof), the market for original equipment manufacturers of Class 6 vehicles with internal combustion engines, other than diesel vehicles, in all countries in the world other than the United States and Canada;

               (x) on an exclusive basis (even as to Quantum and any Subsidiary thereof), the worldwide market for original equipment manufacturers of Class 7 and Class 8 vehicles with internal combustion engines, other than diesel vehicles;

               (xi) on an exclusive basis (even as to Quantum and any Subsidiary thereof), the worldwide market for industrial original equipment manufacturers of items with internal combustion engines and diesel engines, including, without limitation, original equipment manufacturers of material handling engines, small and stationary engines, generators, pumps and other products not used for transportational purposes;

               (xii) in furtherance of the above and not in limitation thereof, on an exclusive basis (even as to Quantum and any Subsidiary thereof), the worldwide original equipment manufacturers of all types and classes of diesel vehicles, engines and products, including without limitation original equipment manufacturers of diesel vehicles in Class 1 through Class 8.

         (rr) "IMPCO Modifications" shall mean any improvements, enhancements, extensions, and/or modifications of any kind to the Tri-Shield Tank made by or on behalf of IMPCO, after the Contribution Date. Notwithstanding anything in this Agreement, in no event shall any Technology, Documentation, or third party licenses acquired by IMPCO from a third party after the Contribution Date, whether or not any of the foregoing relates to the Tri-Shield Technology or the Tri-Shield Tank, be deemed a part of any IMPCO Modification.

         (ss)  "IMPCO Tank" shall have the meaning set forth in Section 2.1(b)
(v).

         (tt) "Improvements" shall mean all improvements, modifications, enhancements, revisions, versions or derivatives that are made, discovered, developed or otherwise owned or controlled by either party hereto, whether or not registrable, patentable or copyrightable.

         (uu) "Indemnifiable Losses" shall mean all damages, awards, judgments, penalties, fines, payments, and other losses, however suffered or characterized, all interest thereon, all costs and expenses of investigating any claim or Action and any appeal therefrom, all actual attorneys' fees reasonably incurred in connection therewith, whether or not such claim or Action is ultimately defeated and all amounts paid incident to any compromise or settlement of any such claim or Action.

         (vv) "Indemnifying Party" and "Indemnitee" shall each have the meaning set forth in Section 3.3.

         (ww) "Information Statement" shall mean the Information Statement sent to the holders of shares of IMPCO Common Stock in connection with the Distribution, including any amendment or supplement thereto.

         (xx) "Insurance Administration" shall mean, with respect to each Shared Policy, the accounting for premiums, retrospectively-rated premiums, defense costs, indemnity payments, deductibles and retentions, as appropriate, under the terms and conditions of each of the Shared Policies; and the reporting to excess insurance carriers of any losses or claims which may cause the per-occurrence, per claim or aggregate limits of any Shared Policy to be exceeded, and the distribution of Insurance Proceeds as contemplated by this Agreement.

         (yy) "Insured Claims" shall mean those losses, claims, damages, costs and expenses, and liabilities that, individually or in the aggregate, are covered within the terms and conditions of any of the Shared Policies, whether or not subject to deductibles, co-insurance, uncollectibility or retrospectively-rated premium adjustments.

         (zz) "Insurance Proceeds" shall mean those monies (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of an insured, in either case net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, or cost of reserve paid or held by or for the benefit of such insured.

         (aaa) "Intercompany Accounts" shall mean all accounts between IMPCO and Quantum and their respective Subsidiaries (as defined herein), including receivables, payables and loans, or any other accounts that may arise.

         (bbb) "International Business" shall mean the business conducted by IMPCO's Subsidiaries in Australia, Europe, Japan and Mexico that market and sell products of the Gaseous Fuel Products Business.

         (ccc) "Joint Contracts" shall mean the contracts or agreements listed on Schedule 1.1(ccc), and to which any of the parties hereto or any of their Subsidiaries is a party that inures to the benefit of both the IMPCO Business and the Quantum Business.

         (ddd) "Know-how" means all existing trade secrets and other information, designs, drawings, inventions, discoveries, processes, methods, techniques, algorithms, compositions, raw material lists, products specifications, analytical know-how, show-how, formulae, procedures, protocols, manufacturing instructions, tooling, results of experimentation and testing, validation reports, standards, and other technical directions and data in any form, not generally known.

         (eee) "Patents" shall mean (i) all patents, patent rights and all rights, title and interests in and to all patent applications and patents to issue on them, all letters patent or equivalent rights and applications, including any reissue, extension, division, continuation, or continuation-in-part applications throughout the world; and (ii) goodwill associated with any of the foregoing.

         (fff) "person" shall mean any natural person, Business Entity, corporation, business trust, joint venture, association, company, partnership, limited liability company, other entity or government, or any agency or political subdivision thereof.

         (ggg) "Policies" shall mean insurance policies and insurance contracts of any kind (other than life and benefits policies or contracts), including, without limitation, primary, excess and umbrella policies, comprehensive general liability policies, director and officer liability, fiduciary liability, automobile, aircraft, property and casualty, workers' compensation and employee dishonesty insurance policies, bonds and self-insurance and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

         (hhh) "Quantum" shall have the meaning set forth in the recitals hereto.

         (iii) "Quantum Amended and Restated Certificate" shall have the meaning set forth in Section 2.1(d).

         (jjj) "Quantum Assets" shall mean:

               (i) the ownership interests in those Business Entities listed on Schedule 1.1(jjj)(i);

               (ii) those Assets (other than Technology and any Documentation related primarily thereto) set forth on Schedule 1.1(jjj)(ii) hereto, or specifically identified in any Ancillary Agreement (or included on any Schedule hereto or thereto) as Assets which have been or are to be transferred to Quantum or any other member of the Quantum Group as of the Contribution Date or are to remain with Quantum or any member of the Quantum Group subsequent to the Contribution Date;

               (iii) any Assets (other than Technology and any Documentation related primarily thereto) reflected on the Quantum Balance Sheet or the accounting records supporting such balance sheet and any Assets (other than Technology and any

         Documentation related primarily thereto) acquired by or for Quantum, the Quantum Business or any member of the Quantum Group subsequent to the date of such balance sheet which, had they been so acquired on or before such date and owned as of such date, would have been reflected on such balance sheet if prepared on a consistent basis, subject to any dispositions of any of such Assets subsequent to the date of such balance sheet;

              (iv) subject to Article VIII, any rights of any member of the Quantum Group under any of the Policies, including any rights thereunder arising from and after the Effective Time in respect of any Policies that are occurrence policies, as more specifically described in Section 8.1 hereof;

              (v) the Technology expressly identified on Schedule 1.1(jjj)(v) hereto and all Documentation primarily relating to such Technology, each of which are existing as of the Contribution Date (collectively, the "Quantum Technology");

              (vi) any Quantum Contracts, any rights or claims arising thereunder (including without limitation all of IMPCO's right, title and interest in and to any Technology created under or arising from the performance of any of the Quantum Contracts), and any other rights or claims or contingent rights or claims primarily relating to or arising from any Quantum Asset, the Quantum Business or Quantum's rights under the Joint Contracts;

              (vii) all rights under and resulting from the Specified Litigation, including, without limitation, all rights to recoveries, all benefits of any claims in, and all rights to continue pursuit of the Specified Litigation;

              (viii) the Tri-Shield Tank Technology, as described in Schedule 1.1(jjj)(viii);

              (ix)   all goodwill of the Quantum Business; and

              (x) except as contemplated by Sections 1.1(jjj)(w) through (z), any and all assets owned or held immediately prior to the Contribution Date by IMPCO or any member of the IMPCO Group that (1) at all times prior to the Contribution Date were used exclusively in the Quantum Business, and (2) with respect to Technology and Documentation relating primarily thereto, Quantum provides contemporaneous documentation of such exclusive use of such Technology and Documentation. The intention of this clause (x) is only to rectify any inadvertent omission of transfer or conveyance of any assets that, had the parties given specific consideration to such asset as of the date hereof, would have otherwise been classified as a Quantum Asset. No asset shall be deemed to be a Quantum Asset solely as a result of this clause (x) if such asset is within the category or type of asset expressly covered by the subject matter of an Ancillary Agreement. In addition, no Asset shall be deemed a Quantum Asset solely as a result of this clause (x) unless a claim with respect thereto is made by Quantum on or prior to the first anniversary of the Distribution Date.

                 Notwithstanding the foregoing, the Quantum Assets shall not in any event include:

                  (v) the exclusive right to conduct business in any specific markets or with any OEM customers located outside of the United States and Canada;

                  (w) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form relating to the Quantum Business that are in the possession of IMPCO or any member of the IMPCO Group prior to the Contribution Date;

                  (x) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents relating to the Quantum Business that are in the possession of IMPCO or any member of the IMPCO Group prior to the Contribution Date;

                  (y) the Reserved Technology Rights and IMPCO's rights under the Joint Contracts; or

                  (z)   the Quantum Transferred Assets.

         (kkk) "Quantum Balance Sheet" shall mean the combined balance sheet of the Quantum Group, including the notes and schedules thereto, as of July 23, 2002, set forth as Schedule 1.1(kkk) hereto.

         (lll) "Quantum Business" shall mean the Automotive OEM Business as conducted immediately prior to the Effective Time.

         (mmm) "Quantum By-laws" shall have the meaning set forth in Section 2.1(d).

         (nnn) "Quantum Common Shares" shall have the meaning set forth in the recitals hereto.

         (ooo) "Quantum Contracts" shall mean the following contracts and agreements to which Quantum, IMPCO or any of their Affiliates is a party or by which either or any of their Affiliates or any of their respective assets is bound, whether or not in writing, except for the Joint Contracts and any such contract or agreement that is not expressly contemplated to be transferred or assigned to Quantum, or any other member of the Quantum Group on or prior to the Contribution Date, and except for any contract or agreement that is not expressly contemplated to remain with Quantum, or any other member of the Quantum Group subsequent to the Contribution Date, pursuant to any provision of this Agreement or any Ancillary Agreement:

               (i) any contracts or agreements listed or described on Schedule 1.1(ooo)(i);

               (ii) any contract or agreement entered into in the name of, or expressly on behalf of, any division, business unit or member of the Quantum Group listed or described on Schedule 1.1(ooo)(ii);

               (iii) federal, state and local government and other contracts and agreements that are listed or described on Schedule 1.1(ooo)(iii) and any other government contracts or agreements entered into after the date hereof and prior to the Contribution Date that relate primarily to the Quantum Business;

               (iv) any contract or agreement representing capital or operating equipment lease obligations reflected on the Quantum Balance Sheet, including obligations as lessee under those contracts or agreements listed on Schedule 1.1(ooo)(iv);

               (v) any contract or agreement that is otherwise expressly contemplated pursuant to this Agreement or any of the Ancillary Agreements to be transferred or assigned to Quantum or any member of the Quantum Group on or prior to the Contribution Date or to remain with Quantum or any member of the Quantum Group subsequent to the Contribution Date; and

               (vii) any guarantee, indemnity, representation or warranty of any member of the Quantum Group.

         (ppp) "Quantum Group" shall mean (i) Quantum and (ii) each Business Entity which is a Subsidiary of Quantum prior to the Distribution Date, which shall include those identified as such on Schedule 1.1(ppp) (which Schedule shall also indicate the amount of Quantum's direct or indirect ownership interest therein) hereto.

         (qqq) "Quantum Indemnitees" shall mean Quantum, each member of the Quantum Group, each of their respective directors, officers, employees, agents, attorneys and representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

         (rrr) "Quantum Liabilities" shall mean:

               (i) any and all liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as liabilities to be assumed by Quantum or any member of the Quantum Group prior to the Effective Time or to remain with any member of the Quantum Group subsequent to the Effective Time, including Quantum's obligations under Section 2.11, and all agreements, obligations and liabilities of Quantum or any member of the Quantum Group under this Agreement or any of the Ancillary Agreements, including those liabilities set forth on Schedule 1.1 (rrr)(i) hereto;

               (ii) all liabilities (other than Taxes, employee-related liabilities and liabilities relating to employee benefit plans specifically addressed and allocated in any Ancillary Agreement), primarily relating to, arising out of or resulting from:

                     (A) the operation of the Quantum Business, as conducted at any time prior to, on or after the Effective Time, including (1) any liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such person's authority), and (2) all liabilities under and resulting from the Specified Litigation;

                     (B) any Quantum Asset or Quantum's obligations and liabilities under the Joint Contracts, whether arising before, on or after the Effective Time;

               (iii) all liabilities reflected as liabilities or obligations on the Quantum Balance Sheet or the accounting records supporting such balance sheet, and all liabilities arising or assumed after the date of such balance sheet which, had they arisen or been assumed on or before such date and been retained as of such date, would have been reflected on such balance sheet or the accounting records supporting such balance sheet, subject to any discharge of such liabilities subsequent to the date of the Quantum Balance Sheet; and

               (iv) all obligations and liabilities of IMPCO, Quantum or any member of the IMPCO Group or the Quantum Group under any Quantum Contract;

               (v) all liabilities relating to the Quantum Technology and any and all of the Quantum Group's use and licensing thereof; and

               (vi) all liabilities arising out of, related to or based upon any misstatement in or omission from the Form 10, the Information Statement or any amendments thereof or supplements thereto; except to the extent that any such liabilities arise out of or are based upon statements made therein in reliance upon and in conformity with written information furnished to Quantum by or on behalf of IMPCO specifically for inclusion therein, it being understood that the only such information is that set forth in Schedule 1.1(pp)(iii).

               Notwithstanding the foregoing, the Quantum Liabilities shall not include:

                     (x) all liabilities reflected on the Quantum Balance Sheet Sheet as "(Due to)/from Parent" and "I/C Payables not Vouchered" (the "Excluded Liabilities"), and all liabilities arising or assumed after the date of such balance sheet which would have been designated as included in Excluded Liabilities, had they arisen or been assumed on or before such date and been retained as of such date; provided, however that any liabilities set forth on Schedule 1.1(rrr)(x) shall not be Excluded Liabilities;

                     (y) any liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as liabilities to be retained or assumed by IMPCO or any member of the IMPCO Group, including any liabilities set forth in Schedule 1.1(rrr)(y); or

                     (z) all agreements and obligations of any member of the IMPCO Group under this Agreement or any of the Ancillary Agreements.

         (sss) "Quantum Market" shall mean the following:

               i) on an exclusive basis (even as to IMPCO and any Subsidiary thereof), the market for original equipment manufacturers of Class 1 though Class 5 vehicles with internal combustion engines, other than diesel vehicles, in the United States and Canada;

               (ii) on a non-exclusive basis, the market for original equipment manufacturers of Class 1 through Class 5 vehicles with internal combustion engines, other than diesel vehicles, in all countries in the world other than United States and Canada;

               (iii) on an exclusive basis (even as to IMPCO and any Subsidiary thereof), the worldwide market for original equipment manufacturers of Class 1 though Class 5 vehicles which are powered by fuel cell applications only;

               (iv) on a non-exclusive basis, the market for original equipment manufacturers of Class 6 vehicles with internal combustion engines, other than diesel vehicles, in the United States and Canada;

               (v) on an exclusive basis (even as to IMPCO and any Subsidiary thereof), the worldwide market for components, subsystems and systems used in the storage, metering and electronic control of all gaseous fuels for use with all fuel cell applications only;

               (vi) on an exclusive basis (even as to IMPCO and any Subsidiary thereof), the worldwide market for industrial original equipment manufacturers of items which are powered by fuel cell applications only, including, without limitation, original equipment manufacturers of material handling engines, small and stationary engines, generators, pumps and other products not used for transportational purposes; and

               (vii) on an exclusive basis (even as to IMPCO and any Subsidiary thereof), the worldwide industrial Aftermarket for vehicles with fuel cell applications only, consisting of, without limitation, material handling, small and stationary engines, generators, pumps and other products not used for transportational purposes.

         (ttt) "Quantum Modifications" shall mean any improvements, enhancements, extensions, and/or modifications of any kind to the Tri-Shield Tank made by or on behalf of Quantum, after the Contribution Date.

         (uuu) "Quantum Technology" shall have the meaning set forth in Section 1.1(jjj)(v).

         (vvv) "Quantum Transferred Assets" shall mean those assets described in
Section 1.1(jj)(B).

         (www)  "Recipient" shall have the meaning set forth in Section 1.1(q).

         (xxx)  "Records" shall have the meaning set forth in Section 4.1.

         (yyy) "Restricted Period" shall have the meaning set forth in Section 2.16(b).

         (zzz)  "Reserved Technology Rights" shall have the meaning set forth in
Section 2.1(b)(i).

         (aaaa) [Reserved]

         (bbbb) "Rules" shall have the meaning set forth in Section 7.2.

         (cccc) "Security Interest" shall mean any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

         (dddd) "Shared Policies" shall mean all Policies, current or past, which are owned or maintained by or on behalf of IMPCO or any Subsidiary of IMPCO immediately prior to the Effective Time which relate to both the IMPCO Business and the Quantum Business.

         (eeee) "Specified Litigation" shall mean the litigation entitled IMPCO Technologies, Inc. v. GFI Control Systems, Inc., Case No. 00-73633 filed in the United States District Court for the Eastern District of Michigan, Eastern Division.

         (ffff) "Strategic Alliance Agreement" shall mean the Strategic Alliance Agreement, dated as of July 23, 2002 by and between IMPCO and Quantum.

         (gggg) "Subsidiary" shall mean any corporation, partnership, limited liability company or other entity of which another entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the Board of Directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership, limited liability company or other entity shall or might have such voting power upon the occurrence of any contingency) or (ii) is a general partner or an entity performing similar functions (e.g., a trustee).

         (hhhh) "Tax" shall have the meaning set forth in the Tax Allocation and Indemnification Agreement.

         (iiii) "Tax Allocation and Indemnification Agreement" shall mean the Tax Allocation and Indemnification Agreement, dated as of July 23, 2002, by and between IMPCO and Quantum.

         (jjjj) "Technology" shall mean (1) Copyrights, (2) Know-how, (3) Patents, (4) Trademarks, all intellectual property rights relating to items (1) through (4) above, and Improvements of items (1) through (4) above.

         (kkkk) "Technology Term" shall have the meaning set forth in Section 2.1(b)(iii).

         (llll) "Third Party Claim" shall have the meaning set forth in Section 3.3.

         (mmmm) "Trademarks" shall mean (i) all trademarks, service marks, trade names, rights in trade dress, and all trademark interests throughout the world, and all right, title and interest in related applications and registrations throughout the world, whether arising under the laws of the United States or any other state, country or jurisdiction, including all rights or causes of action for infringement or misappropriation of the foregoing; and (ii) all goodwill associated with and all amendments to and renewals of any of the foregoing.

         (nnnn) "Transition Services Agreement" shall mean the Transition Services Agreement, dated as of July 23, 2002 by and between IMPCO and Quantum.

         (oooo) "Tri-Shield Tank" shall mean the all-composite Type IV tank used for pressurized storage of gaseous fuels and other fuels.

         (pppp) "Tri-Shield Tank Technology" shall mean all Technology relating to the Tri-Shield Tank.

         SECTION 1.2 REFERENCES; INTERPRETATION. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words "include," "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation." Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, such Agreement. Unless the context otherwise requires, the words "hereof," "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

                                   ARTICLE II

             DISTRIBUTION AND OTHER TRANSACTIONS; CERTAIN COVENANTS

         SECTION 2.1 THE DISTRIBUTION AND OTHER TRANSACTIONS.

         (a) CERTAIN TRANSACTIONS.

             (i) On or prior to the Distribution Date, IMPCO shall, on behalf of itself and its Subsidiaries, transfer or cause to be transferred to Quantum or another member of the Quantum Group, effective as of the Effective Time of Contribution, all of IMPCO's and its Subsidiaries' right, title and interest in and to the Quantum Assets, subject to the Reserved Technology Rights and the restrictions relating thereto, as set forth in Section 2.1(b).

             (ii) On or prior to the Distribution Date, Quantum shall, on behalf of itself and its Subsidiaries, transfer or cause to be transferred to IMPCO or another member of the IMPCO Group, effective as of the Effective Time of Contribution, all of Quantum's and its Subsidiaries' right, title and interest in and to the assets described in Section 1.1(jj)(B).

         (b) RESERVED TECHNOLOGY RIGHTS.

             (i) Subject to the terms and conditions of this Agreement, IMPCO hereby reserves the non-exclusive, assignable, sublicenseable (through multiple-tiers), royalty-free, fully paid up, irrevocable right to (A) make, have made, use, have used, sell, offer to sell, import, reproduce, distribute, perform and display (publicly or otherwise), create derivative works based on, and otherwise fully commercially exploit the Tri-Shield Tank Technology and (B) make, have made, use, have used, sell, offer to sell, import, reproduce, distribute, perform and display (publicly or otherwise), create derivative works based on, and otherwise fully commercialize the Tri-Shield Tank (collectively the "Reserved Technology Rights"), in the IMPCO Market, subject to the restrictions in this Section 2.1(b) and Section 2.16 below. Any and all of the Reserved Technology Rights may be exercised on behalf of IMPCO by a third party.

             (ii) The parties further agree that, during the Technology Term, Quantum and the Quantum Group shall be limited to marketing, manufacturing, importing, selling, licensing, reproducing, distributing and otherwise commercializing the Tri-Shield Tank solely in the Quantum Market, subject to the additional restrictions in Section 2.16 below.

             (iii) The term ("Technology Term") of IMPCO's rights with regard to the Reserved Technology Rights shall commence as of the Contribution Date and will continue for a period of five (5) years, and thereafter will automatically renew for consecutive one (1) year terms, unless either party notifies the other in writing at least ninety (90) days prior to the end of the then existing term of its intention not to renew the Technology Term.

             (iv) Within thirty (30) days after receipt of a written request or as soon as possible thereafter, Quantum agrees to (A) provide IMPCO with requested information and copies of requested Documentation relating to the Tri-Shield Tank Technology existing as of the Contribution Date, including without limitation manufacturing, testing, quality control, and process control information, technical and process information, and other Technology relating to the Tri-Shield Tank, and
         (B) provide IMPCO reasonable requested assistance and training in connection with the Tri-Shield Tank Technology, including without limitation assistance and training in the use, further development, and commercialization of the Tri-Shield Tank Technology. Subject to the terms and conditions of this Agreement, Quantum hereby grants to IMPCO effective as of the Contribution Date, and IMPCO hereby reserves the non-exclusive, assignable, sublicenseable, royalty-free, paid-up, irrevocable right and license, during the Technology Term, to make, have made, use, have used, sell, offer to sell, import, reproduce, distribute, perform and display (publicly or otherwise), create derivative works based on, and otherwise fully commercialize, such Documentation. The foregoing right and license may be exercised on behalf of IMPCO by a third party.

             (v) IMPCO specifically agrees to the following with regard to the Tri-Shield Tank manufactured, sold or distributed by IMPCO (hereinafter referred to as the "IMPCO Tank"): (A) IMPCO shall not market, sell, or distribute the IMPCO Tank under the name "Tri-Shield Tank" (or any other reasonably similar name that is likely to cause confusion between the IMPCO Tank and the Tri-Shield Tank manufactured by Quantum); (B) IMPCO shall not use any of Quantum's Trademarks in conjunction with its efforts to sell and market the IMPCO Tank, except as otherwise permitted by applicable law; and (C) Quantum shall have no obligation to provide any support or maintenance to customers of the IMPCO Tank, and IMPCO shall make no representations to that effect to its customers.

             (vi) Subject to the terms and conditions of this Agreement, IMPCO hereby grants to Quantum a non-exclusive, non-assignable (except in accordance with Section 2.1(b)(ix)), non-sublicenseable, royalty-bearing, right and license, during the Technology Term, to make, have made, use, have used, sell, offer to sell, import, reproduce, distribute, perform and display (publicly or otherwise), and create derivative works based on the IMPCO Modifications, solely in the Quantum Market and subject to the restrictions in Section 2.16 below, for the following limited purposes: (A) solely in connection with the Tri-Shield Tank; and (B) for performing demonstrations at the facilities of potential customers (provided that such demonstrations do not result in the transfer of any Confidential Information of IMPCO) in connection with the Tri-Shield Tank, provided that Quantum shall not disparage such IMPCO Modifications and shall otherwise not use any of IMPCO's Trademarks in connection with the Tri-Shield Tank. The foregoing right and license may be exercised on behalf of Quantum by a third party. Subject to the foregoing license, IMPCO shall own all right, title and interest in and to the IMPCO Modifications. Within thirty (30) days after receipt of a written request by Quantum, IMPCO shall provide copies of all relevant Documentation and materials relating to such IMPCO Modifications.

             (vii) Subject to the terms and conditions of this Agreement, Quantum hereby grants to IMPCO a non-assignable (except in accordance with Section 2.1(b)(ix)), non-sublicenseable, royalty-bearing right and license, during the Technology Term, to make, have made, use, have used, sell, offer to sell, import, reproduce, distribute, perform and display (publicly or otherwise), and create derivative works based on the Quantum Modifications, solely in the IMPCO Market and subject to the restrictions in Section 2.16 below, for the following limited purposes: (A) solely in connection with the Tri-Shield Tank; and (B) for performing demonstrations at the facilities of potential customers (provided that such demonstrations do not result in the transfer of any Confidential Information of Quantum) in connection with the Tri-Shield Tank, provided that IMPCO shall not disparage such Quantum Modifications. The foregoing right and license may be exercised on behalf of IMPCO by a third party. Subject to the foregoing license, Quantum shall own all right, title and interest in and to the Quantum Modifications. Quantum shall provide copies of all relevant Documentation and materials relating to such Quantum Modifications immediately after such items are fixed in a tangible medium or reduced to practice. Within thirty (30) days after the receipt of a written request by IMPCO, Quantum shall provide copies of all relevant Documentation and materials relating to such Quantum Modifications.

             (viii) Royalties.

                    (A) IMPCO shall pay Quantum the following royalties in connection with the sale of IMPCO Tanks which include or incorporate one or more Quantum Modifications: two percent (2%) of net revenues actually received by IMPCO for the sale of such IMPCO Tanks. For purposes of this Section 2.1(b)(viii), "net revenues" refers to revenues actually received by IMPCO from the purchasers of such IMPCO Tanks less commissions paid or payable to third parties, royalties paid or payable to third parties, cost of goods, manufacturing costs, shipping and handling charges, any amounts attributable to fraud, taxes (sales, use, excise and other taxes), and amounts paid, payable, credited or to-be-credited for returns and exchanges. With respect to net revenues generated in foreign currency, the exchange rate used to determine royalties shall be the applicable exchange rate as set forth in the final edition of The Wall Street Journal for the business day immediately preceding the date on which payment in foreign currency was made by a third party to IMPCO. Net revenues attributable to such IMPCO Tanks which are bundled with other products shall be based upon the ratio of the average list prices for the applicable IMPCO Tank during the immediately preceding three (3) fiscal month period to the average list prices of the other products in the bundle during the immediately preceding three (3) fiscal month period, provided that, where there is no list price for a component, the average list price for such component shall be determined by IMPCO in good faith. IMPCO shall pay the royalties with respect to each of IMPCO's fiscal quarters within forty-five (45) days after the end of such fiscal quarter, or as soon as possible thereafter. Upon request by Quantum, IMPCO shall provide the basis for its calculation of the royalties due for such fiscal quarter.

                    (B) Quantum shall pay IMPCO the following royalties in connection with the sale of Tri-Shield Tanks manufactured, sold or distributed by Quantum which include or incorporate one or more IMPCO Modifications: two percent (2%) of net revenues actually received by Quantum for the sale of such tanks. For purposes of this Section 2.1(b)(viii), "net revenues" refers to revenues actually received by Quantum from the purchasers of such tanks less commissions paid or payable to third parties, royalties paid or payable to third parties, cost of goods, manufacturing costs, shipping and handling charges, any amounts attributable to fraud, taxes (sales, use, excise and other taxes), and amounts paid, payable, credited or to-be-credited for returns and exchanges. With respect to net revenues generated in foreign currency, the exchange rate used to determine royalties shall be the applicable exchange rate as set forth in the final edition of The Wall Street Journal for the business day immediately preceding the date on which payment in foreign currency was made by a third party to Quantum. Net revenues attributable to such tanks which are bundled with other products shall be based upon the ratio of the average list prices for such applicable tank during the immediately preceding three (3) fiscal month period to the average list prices of the other products in the bundle during the immediately preceding three (3) fiscal month period, provided that, where there is no list price for a component, the average list price for such component shall be determined by Quantum in good faith. Quantum shall pay the royalties with respect to each of Quantum's fiscal quarters within forty-five (45) days after the end of such fiscal quarter, or as soon as possible thereafter. Upon request by IMPCO, Quantum shall provide the basis for its calculation of the royalties due for such fiscal quarter.

             (ix) Enforcement of Reserved Technology Rights. During the Technology Term, IMPCO will have the right, but not the obligation, to take action to enforce its Intellectual Property Rights in connection with the Reserved Technology Rights against any third party that infringes or misappropriates such Reserved Technology Rights. If IMPCO declines to take any such action and Quantum wishes to take such action, IMPCO and Quantum will consult with each other to determine the course of action, if any, to be taken by Quantum in such circumstances. Upon IMPCO's written authorization to take action against such infringers, which may be withheld in IMPCO's sole discretion, Quantum may take the authorized action against such infringers. Quantum shall be solely responsible for all costs associated with any action taken by Quantum against infringers of the Intellectual Property Rights associated with the Reserved Technology Rights. In such circumstances, any damage that might be awarded to Quantum will, after deduction of actual costs of Quantum, be paid directly to IMPCO.

             (x) Assignment. IMPCO may assign to one or more Affiliate(s) of IMPCO the right and license granted with respect to the Quantum Modifications pursuant to Section 2.1(b)(vii), provided that such Affiliate(s) agrees in writing to be bound by the applicable restrictions and to assume the applicable obligations set forth in Sections 2.1(b) and Section 2.16. Quantum may assign to one or more Affiliate(s) of Quantum the right and license granted with respect to the IMPCO Modifications pursuant to Section 2.1(b)(vi), provided that such Affiliate(s) agrees in writing to be bound by the applicable restrictions and to assume the applicable obligations set forth in Sections 2.1(b) and 2.16.

         (c) ORIGINAL ISSUANCE AND STOCK DIVIDEND TO IMPCO. On or prior to the Distribution Date, Quantum shall issue to IMPCO as a stock dividend such number of

Quantum Common Shares as will be required to effect the Distribution in accordance with the distribution ratio fixed by the board of directors of IMPCO. In connection therewith, Quantum shall deliver to IMPCO a certificate or certificates (registered in such names and denominations as are directed by IMPCO in writing) representing such additional Quantum Common Shares. Each Quantum Common Share delivered by Quantum to IMPCO shall be validly issued, fully paid and nonassessable and free of any preemptive (or similar) rights.

         (d) CHARTER; BY-LAWS. On or prior to the Distribution Date, all necessary actions shall have been taken to provide for the adoption of the form of Amended and Restated Certificate of Incorporation of Quantum (the "Quantum Amended and Restated Certificate"), including the filing thereof with the Secretary of State of Delaware, and the amended and restated By-laws of Quantum (the "Quantum By-laws"), in substantially the form filed by Quantum with the Commission as exhibits to the Form 10.

         (e) DIRECTORS. On or prior to the Distribution Date, IMPCO as the sole stockholder of Quantum, shall have taken all necessary actions on or prior to the Distribution Date to cause the Board of Directors of Quantum to consist of the individuals identified in the Information Statement as directors of Quantum.

         (f) CERTAIN LICENSES AND PERMITS. Without limiting the generality of the obligations set forth in Section 2.1(a), on or prior to the Distribution Date or as soon as reasonably practicable thereafter:

             (i) all transferable licenses, permits and authorizations issued by any Governmental Authority which relate primarily to the Quantum Business but which are held in the name of IMPCO or any member of the IMPCO Group, or in the name of any employee, officer, director, stockholder or agent of IMPCO or any such member, or otherwise, on behalf of a member of the Quantum Group, including but not limited to those licenses, permits and authorizations set forth on Schedule 2.1(f)(i), shall be duly and validly transferred or caused to be transferred by IMPCO to the appropriate member of the Quantum Group; and

             (ii) all transferable licenses, permits and authorizations issued by Governmental Authorities which do not relate primarily to the Quantum Business but which are held in the name of any member of the Quantum Group, or in the name of any employee, officer, director, stockholder, or agent of any such member, or otherwise, on behalf of a member of the Quantum Group, including but not limited to those licenses, permits and authorizations set forth on Schedule 2.1(f)(ii), shall be duly and validly transferred or caused to be transferred by Quantum to IMPCO or the appropriate member of the IMPCO Group.

         (g) TRANSFER OF AGREEMENTS. Without limiting the generality of the obligations set forth in Section 2.1(a):

             (i) IMPCO hereby agrees that, on or prior to the Distribution Date or as soon as reasonably practicable thereafter, subject to the limitations set forth in this Section

         2.1(g), it will, and it will cause each member of the IMPCO Group to, assign, transfer and convey to the appropriate member of the Quantum Group all of IMPCO's or such member of the IMPCO Group's respective right, title and interest in and to any and all Quantum Contracts.

                   (ii) Quantum hereby agrees that, on or prior to the Distribution Date or as soon as reasonably practicable thereafter, subject to the limitations set forth in this Section 2.1(g), it will, and it will cause each member of the Quantum Group to, assign, transfer and convey to IMPCO or the appropriate member of the IMPCO Group all of Quantum's or such member of the Quantum Group's respective right, title and interest in and to any and all IMPCO Contracts.

                   (iii) Subject to the provisions of this Section 2.1(g), the Joint Contracts shall be assigned in part so that each party shall be entitled to the rights and benefits inuring to its business under each such agreement.

                   (iv) The assignee of any agreement assigned, in whole or in part, hereunder (an "Assignee") shall assume and agree to pay, perform, and fully discharge all past, present and future obligations of the assignor under such agreement or, in the case of a partial assignment under paragraph (g)(iii), such Assignee's related portion of such obligations as determined in accordance with the terms of the relevant agreement, where determinable on the face thereof, and otherwise as determined in accordance with the practice of the parties prior to the Distribution.

                   (v) Notwithstanding anything in this Agreement or any Ancillary Agreement to the contrary, neither this Agreement nor any Ancillary Agreement shall constitute an agreement to assign or an assignment of any agreement, in whole or in part, or any rights thereunder if the agreement to assign, attempt to assign or assignment, without the consent of a third party, would constitute a breach thereof or in any way adversely affect the rights of the assignor or Assignee thereof. Until such consent is obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of any party hereto so that the intended Assignee would not, in fact, receive all such rights, the parties will cooperate with each other in any arrangement designed to provide for the intended Assignee the benefits of, and to permit the intended Assignee to assume liabilities under, any such agreement.

                   (vi) Without limiting the generality of the provisions of paragraph (g)(v) above:

                         (A) If the parties do not obtain a required consent to the assignment by IMPCO to Quantum of any Quantum Contract which contains provisions for the benefit of IMPCO protecting the confidentiality of proprietary information ("Confidentiality Provisions"), IMPCO shall, upon the request of Quantum and at Quantum's sole expense (including disbursements and costs of salaries, plus a fixed rate in the amount of thirty percent (30%) of such salaries to cover employee benefits, and all other out-of-pocket expenses incurred by IMPCO in connection therewith), promptly enforce any breaches by a third party of any such Confidentiality Provisions, and thereafter shall remit to

         Quantum any proceeds of any such enforcement efforts promptly after receipt thereof (after deduction therefrom of any enforcement expenses not theretofore reimbursed by Quantum). Quantum shall cooperate fully with and provide assistance to IMPCO in connection with the enforcement of any such Confidentiality Provisions.

                (B) If the parties do not obtain a required consent to the assignment by Quantum to IMPCO of any IMPCO Contract which Confidentiality Provisions for the benefit of Quantum, Quantum shall, upon the request of IMPCO and at IMPCO's sole expense (including disbursements and costs of salaries, plus a fixed rate in the amount of thirty percent (30%) of such salaries to cover employee benefits, and all other out-of-pocket expenses incurred by Quantum in connection therewith), promptly enforce any breaches by a third party of any such Confidentiality Provisions, and thereafter shall remit to IMPCO any proceeds of any such enforcement efforts promptly after receipt thereof (after deduction therefrom of any enforcement expenses not theretofore reimbursed by IMPCO). IMPCO shall cooperate fully with and provide assistance to Quantum in connection with the enforcement of any such Confidentiality Provisions.

                (C) If the parties do not obtain a required consent to the assignment by IMPCO to Quantum of any agreement with an independent contractor constituting a Quantum Contract which contains invention assignment provisions ("Invention Assignment Provisions") for the benefit of IMPCO, and if, in accordance with paragraph (v) above, the parties enter into an arrangement to provide Quantum the benefits of such Quantum Contract, then IMPCO shall, upon the request of Quantum and at Quantum's sole expense (including disbursements and costs of salaries, plus a fixed rate in the amount of thirty percent (30%) of such salaries to cover employee benefits, and all other out-of-pocket expenses incurred by IMPCO in connection therewith), promptly enforce any such Invention Assignment Provisions and promptly assign to Quantum all of IMPCO's rights to any such Technology assigned to IMPCO under any such Invention Assignment Provisions. Quantum shall cooperate fully with and provide assistance to IMPCO in connection with the enforcement of any such Invention Assignment Provisions.

                (D) If the parties do not obtain a required consent to the assignment by Quantum to IMPCO of any agreement with an independent contractor constituting an IMPCO Contract which contains Invention Assignment Provisions for the benefit of Quantum, and if, in accordance with paragraph (g)(v) above, the parties enter into an arrangement to provide IMPCO the benefits of such IMPCO Contract, then Quantum shall, upon the request of IMPCO and at IMPCO's sole expense (including disbursements and costs of salaries, plus a fixed rate in the amount of thirty percent (30%) of such salaries to cover employee benefits, and all other out-of-pocket expenses incurred by Quantum in connection therewith), promptly enforce any such Invention Assignment Provisions and promptly assign to IMPCO all of Quantum's rights to any such Technology assigned to Quantum under any such Invention Assignment Provisions. IMPCO shall cooperate fully with and provide assistance to Quantum in connection with the enforcement of any such Invention Assignment Provisions.

         (h) NOVATION OF ASSUMED QUANTUM LIABILITIES. Without limiting the generality of the obligations set forth in Section 2.1(a):

             (i) Each of IMPCO and Quantum, at the request of the other, shall use its reasonable best efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate (including with respect to any contract with a Governmental Authority) or assign all obligations under agreements, leases, licenses and other obligations or liabilities of any nature whatsoever that constitute Quantum Liabilities, or to obtain in writing the unconditional prospective release of any and all obligations or liabilities arising from and after the Contribution Date of all parties to such arrangements other than any member of the Quantum Group, so that, in any such case, Quantum and its Subsidiaries will be solely responsible for such liabilities; provided, however, that none of IMPCO or Quantum shall be obligated to pay any consideration therefor to any third party from whom such consents, approvals, substitutions, amendments and prospective releases are requested if the consideration requested by any such third party exceeds 10% of the total amounts payable by or to Quantum under such contract. IMPCO and Quantum agree to enter into a novation agreement with the United States Government providing for the assignment of government contracts that are Quantum Contracts from IMPCO to Quantum substantially in the form of the novation agreement prescribed by the Federal Acquisition Regulation ("FAR") or upon such terms as may be reasonably requested by the federal government and to provide the documents prescribed by the FAR to be filed with such novation request.

             (ii) If IMPCO or Quantum is unable to obtain, or to cause to be obtained, any such required consent, approval, prospective release, substitution or amendment, the applicable member of the IMPCO Group shall continue to be bound by such agreements, leases, licenses and other obligations ("Unreleased IMPCO Liabilities") and, unless not permitted by law or the terms thereof, Quantum shall, as agent or subcontractor for IMPCO or such other person and where appropriate in the name thereof, as the case may be, pay, perform and discharge fully all the Unreleased IMPCO Liabilities from and after the Contribution Date. Quantum shall indemnify each IMPCO Indemnitee and hold each of them harmless from and against any Unreleased IMPCO Liabilities. IMPCO shall, without further consideration, pay and remit, or cause to be paid or remitted to Quantum promptly all money, rights and other consideration received by it or any member of its Group in respect of such performance (unless any such consideration is an IMPCO Asset). If and when any such consent, approval, prospective release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, IMPCO shall thereafter assign, or cause to be assigned, all its rights, obligations and other liabilities thereunder or any rights or obligations of any member of its Group to Quantum without payment of further consideration and Quantum shall, without the payment of any further consideration, assume such rights and obligations.

         (i) NOVATION OF LIABILITIES OTHER THAN QUANTUM LIABILITIES. Without limiting the generality of the obligations set forth in Section 2.1(a):

             (i) Each of IMPCO and Quantum, at the request of the other, shall use its reasonable best efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate or assign all obligations under agreements, leases, licenses and other obligations or liabilities of any nature whatsoever that do not constitute Quantum Liabilities, or to obtain in writing the unconditional prospective release of any and all obligations or liabilities arising from and after the Contribution Date of all parties to such arrangements other than any member of the IMPCO Group, so that, in any such case, the members of the IMPCO Group will be solely responsible for such liabilities; provided, however, that neither IMPCO nor Quantum shall be obligated to pay any consideration therefor to any third party from whom such consents, approvals, substitutions, amendments and prospective releases are requested.

             (ii) If IMPCO or Quantum is unable to obtain, or to cause to be obtained, any such required consent, approval, prospective release, substitution or amendment, the applicable member of the Quantum Group shall continue to be bound by such agreements, leases, licenses and other obligations ("Unreleased Quantum Liabilities") and, unless not permitted by law or the terms thereof, IMPCO shall cause a member of the IMPCO Group, as agent or subcontractor for such member of the Quantum Group and where appropriate in the name thereof, to pay, perform and discharge fully all the Unreleased Quantum Liabilities from and after the Contribution Date. IMPCO shall indemnify each Quantum Indemnitee and hold each of them harmless from and against any Unreleased Quantum Liabilities. Quantum shall cause each member of the Quantum Group without further consideration, to pay and remit, or cause to be paid or remitted, to IMPCO or to another member of the IMPCO Group specified by IMPCO promptly all money, rights and other consideration received by it or any member of the Quantum Group in respect of such performance (unless such consideration is a Quantum Asset). If and when any such consent, approval, prospective release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, Quantum shall promptly assign, or cause to be assigned, all its rights, obligations and other liabilities thereunder or any rights or obligations of any member of the Quantum Group to IMPCO or to another member of the IMPCO Group specified by IMPCO without payment of further consideration and IMPCO, without the payment of any further consideration shall, or shall cause such other member of the IMPCO Group to, assume such rights and obligations.

         (j) CONSENTS. The parties hereto shall use their commercially reasonable efforts to obtain required consents to the transfer and/or assignment of licenses, permits and authorizations of Governmental Authorities and of agreements hereunder.

         (k) DELIVERY OF SHARES TO AGENT. IMPCO shall deliver to the distribution agent (the "Agent") the share certificate or certificates representing the Quantum Common Shares which are to be distributed to the holders of IMPCO Common Stock in the Distribution and shall instruct the Agent to distribute, on or as soon as practicable following the Distribution Date, certificates representing such Quantum Common Shares to holders of record of shares of IMPCO Common Stock on the Distribution Record Date as further contemplated by the

Information Statement and herein. Quantum shall provide all share certificates and other documents that the Agent shall require in order to effect the Distribution.

         (l) FRACTIONAL SHARES. As soon as practicable after the Distribution Date, IMPCO shall direct the Agent to determine the number of whole shares and fractional shares (if any) of Quantum Common Stock allocable to each holder of record or beneficial owner of IMPCO Common Stock as of the Distribution Record Date, to aggregate all such fractional shares and sell the whole shares obtained thereby in open market transactions or otherwise, in each case at then prevailing trading prices (and in each case in accordance with the rules, regulations and interpretations of the Commission), and to cause to be distributed to each such holder or for the benefit of each such beneficial owner, in lieu of any fractional share, such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale.

         (m) CERTAIN LIABILITIES. For purposes of this Agreement, including
Article III hereof, Quantum agrees with IMPCO that:

             (i) any and all liabilities arising from or based upon misstatements in or omissions from the Form 10 filed by Quantum shall be deemed to be Quantum Liabilities and not IMPCO liabilities; provided, however, Quantum will not be liable to the extent that any such liability arises out of or is based upon any misstatement in or omission from the Form 10 made therein in reliance upon and in conformity with written information furnished to Quantum by or on behalf of IMPCO specifically for inclusion therein, it being understood that the only such information is that set forth in Schedule 1.1(pp)(iii).

             (ii) except as otherwise provided in this Agreement or the Ancillary Agreements, any liabilities not specifically allocated to Quantum pursuant to this Agreement (including the schedules hereto) or the Ancillary Agreements (including all schedules thereto) shall be deemed to be IMPCO Liabilities and not Quantum Liabilities.

         (n) OTHER TRANSACTIONS. On or prior to the Distribution Date, each of IMPCO and Quantum shall consummate those other transactions in connection with the Distribution that are contemplated by the Form 10 in order to implement the Distribution. After the Distribution Date, each of IMPCO and Quantum will exercise good faith commercially reasonable efforts to consummate as promptly as practicable all other transactions which must be consummated in order fully to complete the Contribution, the Distribution and any of the transactions contemplated hereby or by any of the Ancillary Agreements.

         SECTION 2.2 IMPCO BOARD ACTION; CONDITIONS PRECEDENT TO THE DISTRIBUTION. IMPCO's Board of Directors shall, in its sole discretion, establish the Distribution Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution. In no event shall the Distribution occur unless the following conditions shall, unless waived by IMPCO in its sole discretion, have been satisfied:

       (a) the Form 10 shall have been declared effective under the Exchange Act, and there shall be no stop order in effect with respect thereto and no proceeding for that purpose shall have been instituted by the Commission;

       (b) Quantum's Board of Directors, as named in the Form 10, shall have been elected by IMPCO, as sole stockholder of Quantum, and the Quantum Amended and Restated Certificate and the Quantum Bylaws shall be in effect;

       (c) the Quantum Common Stock shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

       (d) all action shall have been taken as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution;

       (e) IMPCO's Board of Directors shall have formally approved the Distribution and shall not have abandoned, deferred or modified the Distribution at any time prior to the Distribution Date;

       (f) IMPCO shall have received an opinion of Morrison & Foerster LLP to the effect that the Distribution will qualify as a distribution under Section 355(a) of the Code, and such opinion shall be in form and substance satisfactory to IMPCO's Board of Directors in its sole discretion;

       (g) the transaction's transfer of assets and assumption of liabilities as contemplated by Article II shall have been consummated in all material respects and each of the Ancillary Agreements, in form and substance satisfactory to IMPCO, shall have been executed by the parties thereto and each of the transactions contemplated by the Ancillary Agreements to be consummated on or prior to the Distribution Date shall have been consummated;

       (h) all material approvals or consents of any Governmental Authority necessary to consummate the Distribution shall have been obtained and be in full force and effect;

       (i) no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a government, regulatory or administrative agency or commission, and no statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority, shall be in effect preventing the payment of the Distribution;

       (j) no other events or developments shall have occurred subsequent to the date hereof that, in the judgment of the IMPCO Board of Directors, would result in the Distribution having a material adverse effect on IMPCO or on the stockholders of IMPCO;

       (k) IMPCO or Quantum shall have received an opinion from its financial advisor, satisfactory to the Board of Directors of IMPCO, as to the business purpose of the Distribution.

PROVIDED, that the satisfaction of such conditions shall not create any obligation on the part of IMPCO to effect the Distribution or in any way limit IMPCO's power of termination set forth in Section 9.11 or alter the consequences of any such termination from those specified in such Section.

       SECTION 2.3 INTERCOMPANY ACCOUNTS.

       (a) All Intercompany Accounts (other than receivables, payables and loans otherwise specifically provided for hereunder, under any Ancillary Agreement or set forth on Schedule 2.3(a), including payables created or required hereby or by any Ancillary Agreement), which exist and are reflected in the accounting records of the relevant parties as of January 31, 2002 or which arise on or after January 31, 2002 and to the extent not settled by the Distribution Date or cancelled, shall be paid or settled in the ordinary course of business in a manner consistent with the payment or settlement of similar accounts arising from transactions with third parties no later than thirty (30) days after the Distribution Date.

       (b) At the Effective Time, the Excluded Liabilities shall be deemed to have been cancelled.

       SECTION 2.4 ASSUMPTION AND SATISFACTION OF LIABILITIES. Notwithstanding anything provided in any Ancillary Agreement, from and after the Effective Time of the Contribution, (i) IMPCO shall, and shall cause each member of the IMPCO Group to, assume, pay, perform and discharge all IMPCO Liabilities and (ii) Quantum shall, and shall cause each member of the Quantum Group to, assume, pay, perform and discharge all Quantum Liabilities. In addition to the obligations of the parties in Sections 2.1(h) and 2.1(i), to the extent reasonably requested to do so by another party hereto, each party hereto agrees to sign such documents, in a form reasonably satisfactory to the requesting party, as may be reasonably necessary to evidence the assumption of any liabilities hereunder.

       SECTION 2.5 RESIGNATIONS.

       (a) Subject to Section 2.5(b), IMPCO shall cause all of its employees, and shall cause all of its Subsidiaries to cause all of their respective employees, to resign, effective as of the Effective Time, from all positions as officers or directors of any member of the Quantum Group in which they serve, and Quantum shall cause all its employees, and shall cause all of its Subsidiaries to cause all of their respective employees, to resign, effective as of the Effective Time, from all positions as officers or directors of IMPCO or any members of the IMPCO Group in which they serve.

       (b) No person shall be required by any party hereto to resign from any position or office with another party hereto if such person is listed on
Schedule 2.5(b) hereto or is disclosed in the Information Statement as the person who is to hold such position or office following the Distribution.

       SECTION 2.6 NON-SOLICITATION OF EMPLOYEES.

       (a) From the date of this Agreement, and for a period of two years after the Effective Time, Quantum hereby covenants and agrees that neither it nor any of its Affiliates shall actively solicit, or cause or authorize, directly or indirectly, to be solicited for employment or employ or cause or authorize, directly or indirectly, to be employed or engaged as an employee, for or on behalf of itself or any other person, any person who is currently, or was, less than 90 days prior to the date of this Agreement, an executive officer, senior manager (or the equivalent thereof), executive vice president or employee of IMPCO or any of IMPCO's Subsidiaries, without IMPCO's prior written approval.

       (b) From the date of this Agreement, and for a period of two years after the Effective Time, IMPCO hereby covenants and agrees that neither it nor any of its Affiliates shall actively solicit, or cause or authorize, directly or indirectly, to be solicited for employment or employ or cause or authorize, directly or indirectly, to be employed or engaged as an employee, for or on behalf of itself or any other person, any person who is currently, or was, less than 90 days prior to the date of this Agreement, an executive officer, senior manager (or the equivalent thereof), executive vice president or employee of the Quantum Business, Quantum or any of Quantum's Subsidiaries, without Quantum's prior written approval.

       SECTION 2.7 FURTHER ASSURANCES. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and the Ancillary Agreements, the proper officers of each party to this Agreement shall take all such necessary action. Without limiting the foregoing, IMPCO and Quantum shall use their commercially reasonable efforts promptly to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, all applicable governmental and regulatory filings.

       SECTION 2.8 LIMITED REPRESENTATIONS OR WARRANTIES. EACH OF THE PARTIES HERETO AGREES THAT IMPCO DOES NOT MAKE, IN THIS AGREEMENT OR IN ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT OR OTHERWISE, AND IMPCO EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, TITLE, VALUE, AND ANY WARRANTIES ARISING OUT OF A COURSE OF PERFORMANCE, DEALING OR TRADE USAGE, INCLUDING WITHOUT LIMITATION ANY WARRANTIES RELATING IN ANY MANNER TO THE QUANTUM ASSETS, AND RELATED RIGHTS AND PRIVILEGES BEING TRANSFERRED HEREBY. IT IS ALSO AGREED THAT, NOTWITHSTANDING ANYTHING TO THE CONTRARY OTHERWISE EXPRESSLY PROVIDED IN THE RELEVANT CONVEYANCING AND ASSUMPTION INSTRUMENT, ALL QUANTUM ASSETS TRANSFERRED TO THE QUANTUM PARTIES OR RETAINED BY THE QUANTUM PARTIES SHALL BE TRANSFERRED OR RETAINED, AS THE CASE MAY BE, ON AN "AS IS, WHERE IS" BASIS AND THAT (SUBJECT TO SECTION

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2.7) THE QUANTUM PARTIES SHALL BEAR THE ECONOMIC AND LEGAL RISK THAT THE QUANTUM
PARTIES' USE OF OR TITLE TO ANY SUCH QUANTUM ASSETS SHALL BE OTHER THAN GOOD AND MARKETABLE AND FREE FROM ENCUMBRANCES. Similarly, each party hereto agrees that, notwithstanding anything to the contrary otherwise expressly provided in the relevant Conveyancing and Assumption Instrument, no party hereto represents or warrants in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable laws or judgments, it being agreed that the party to which any Assets are transferred shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of laws or judgments are not complied with.

       SECTION 2.9 GUARANTEES.

       (a) Except as otherwise specified herein or in any Ancillary Agreement, Quantum and IMPCO shall use their commercially reasonable efforts to have, on or prior to the Contribution Date, or as soon as practicable thereafter, IMPCO and any member of the IMPCO Group removed as guarantor of or obligor for any Quantum Liability, including, without limitation, in respect of those guarantees set forth on Schedule 2.9(a) to the extent that they relate to Quantum Liabilities.

       (b) Except as otherwise specified herein or in any Ancillary Agreement, Quantum and IMPCO shall use their commercially reasonable efforts to have, on or prior to the Contribution Date, or as soon as practicable thereafter, Quantum and any member of the Quantum Group removed as guarantor of or obligor for any IMPCO Liability, including, without limitation, in respect of those guarantees set forth on Schedule 2.9(b) to the extent that they relate to IMPCO Liabilities.

       (c) If Quantum or IMPCO is unable to obtain, or to cause to be obtained, any such required removal as set forth in clauses (a) or (b) of this Section 2.9, the applicable guarantor or obligor shall continue to be bound as such and, unless not permitted by law or the terms thereof, the relevant beneficiary shall or shall cause one of its Subsidiaries, as agent or subcontractor for such guarantor or obligor to pay, perform and discharge fully all the obligations or other liabilities of such guarantor or obligor thereunder from and after the Distribution Date. Either party shall indemnify and hold harmless the other party for any and all liabilities incurred in connection with this Section 2.9.

       (d) Each party agrees and covenants that if Quantum or IMPCO is unable to obtain, or to cause to be obtained, any such required removal as set forth in clauses (a) or (b) of this Section 2.9:

           (i) the relevant beneficiary will use its commercially reasonable efforts to ensure that the applicable guarantor will incur no liability under the obligation guarantied or other credit support provided by the applicable guarantor;

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

                (ii) the relevant beneficiary will perform and be bound by all covenants set forth in the instrument setting forth the relevant guaranty; and

                (iii) that, notwithstanding anything to the contrary herein or in any Ancillary Agreement, any and all fees and costs incurred by either party in connection with the relevant guaranty or other credit support provided by the applicable guarantor and the pursuit of the independent line of credit will be borne by the relevant beneficiary.

         SECTION 2.10 WITNESS SERVICES. At all times from and after the Distribution Date, each of IMPCO and Quantum shall use their commercially reasonable efforts to make available to the other, upon reasonable written request, its and its Subsidiaries' officers, directors and employees as witnesses to the extent that (i) such persons may reasonably be required in connection with the prosecution or defense of any Action in which the requesting party may from time to time be involved relating to (A) the operation of the Quantum Business or the IMPCO Business prior to the Effective Time or (B) the Reserved Technology Rights, and (ii) there is no conflict in the Action between the requesting party and IMPCO or Quantum as applicable. A party providing witness services to the other party under this Section shall be entitled to receive from the recipient of such services, upon the presentation of invoices therefor, payments for such amounts, relating to disbursements and other out-of-pocket expenses (which shall be deemed to exclude the costs of salaries and benefits of employees who are witnesses), as may be reasonably incurred in providing such witness services.

         SECTION 2.11 TAX AND OTHER MATTERS.

         (a) (i) IMPCO shall comply and shall cause its Subsidiaries to comply with and otherwise not take action inconsistent with each representation and statement made to Morrison & Foerster LLP in connection with the request by IMPCO for an opinion in respect of the Distribution as to certain federal income tax aspects of the Distribution, and (ii) at least until three years after the Distribution Date, IMPCO will maintain its status as a company engaged in the active conduct of a trade or business, within the meaning of Section 355(b) of the Code.

         (b) (i) Quantum shall comply and shall cause its Subsidiaries to comply with and otherwise not take action inconsistent with each representation and statement made to Morrison & Foerster LLP in connection with the request by IMPCO for an opinion in respect of the Distribution as to certain federal income tax aspects of the Distribution, and (ii) at least until three years after the Distribution Date, Quantum will maintain its status as a company engaged in the active conduct of a trade or business, within the meaning of Section 355(b) of the Code.

         (c) During the three-year period beginning on the Distribution Date, Quantum will not (i) merge, consolidate or combine with or into any other corporation, (ii) liquidate or partially liquidate, (iii) sell or transfer all or substantially all of its assets (within the meaning of Rev. Proc. 77-37, 1977-2 C.B. 568) in a single transaction or series of related transactions, (iv) redeem or otherwise repurchase any Quantum Common Shares (other than as described in Section 4.05(1)(b) of Rev. Proc. 96-30, 1996-1 C.B. 696), or (v) subject to Section 2.11(d) below, take any other action or actions which could reasonably be expected have the effect of causing Section 355(e) of the Code to apply to the Distribution, unless prior to taking such action

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

Quantum has obtained (and provided to IMPCO) a written opinion of a law firm reasonably acceptable to IMPCO, or a ruling from the Internal Revenue Service, that such action or actions will not result in the Quantum Common Shares failing to qualify as qualified property for purposes of Section 355(c)(2) or 361(c)(2) of the Code by reason of Section 355(e) of the Code

         (d) Quantum shall not be required to obtain a legal opinion or ruling from the Internal Revenue Service required pursuant to Section 2.11(c) above in connection with (i) the issuance by Quantum of shares of its Series A or Series B common stock to General Motors Corporation or an affiliate thereof (or the issuance of Quantum Common Stock upon conversion thereof) pursuant to the terms of the Corporate Alliance Agreement and the Stock Transfer Agreement between Quantum and General Motors, each dated June 12, 2001 and amended as of July 19, 2002 (collectively, the "GM Issuances"), or (ii) the offer and sale by Quantum of common stock in its first public offering following the Distribution Date pursuant to a registration statement under the Securities Act of 1933, as amended (the "IPO"). Nothing in this Section 2.11(d) shall limit the obligation of Quantum to indemnify IMPCO pursuant Section 2.11(e) below in connection with the GM Issuances or the IPO.

         (e) Notwithstanding anything to the contrary herein or in the Ancillary Agreements, if IMPCO or Quantum (or any of their respective Subsidiaries) fails to comply with any of its obligations under Sections 2.11(a) through (and including) 2.11(c) above or takes or fails to take any action on or after the Distribution Date, and such action or failure to comply, action or omission contributes to a determination that (i) the Distribution fails to qualify under
Section 355(a) of the Code or (ii) the Quantum Common Shares fail to qualify as qualified property for purposes of Section 355(c)(2) or 361(c)(2) of the Code by reason of Section 355(e) of the Code, then such party shall indemnify and hold harmless the other party, each member of the consolidated group of which the other party is a member and the stockholders of either party from and against any and all Taxes imposed upon or incurred by such other party, any member of its group or any stockholder of either party as a result of the failure of the Distribution to qualify under Section 355(a) of the Code or the application of
Section 355(e) of the Code. The obligation of Quantum to indemnify IMPCO pursuant to the preceding sentence shall not be affected by the delivery of any legal opinion or ruling from the Internal Revenue Service under Section 2.11(c).

         SECTION 2.12 TRANSFERS NOT EFFECTED PRIOR TO THE DISTRIBUTION; TRANSFERS DEEMED EFFECTIVE AS OF THE DISTRIBUTION DATE. To the extent that any transfers contemplated by this Article II shall not have been consummated on or prior to the Distribution Date, the parties shall cooperate to effect such transfers as promptly following the Distribution Date as shall be practicable. Nothing herein shall be deemed to require the transfer of any assets or the assumption of any liabilities which by their terms or operation of law cannot be transferred; provided, however, that the parties hereto and their respective Subsidiaries shall cooperate to seek to obtain any necessary consents or approvals for the transfer of all assets and liabilities contemplated to be transferred pursuant to this Article II. In the event that any such transfer of assets or liabilities has not been consummated, from and after the Distribution Date, the party retaining such asset or liability shall hold such asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) or retain such liability for the account of the party by whom such liability is to be assumed pursuant hereto, as the case may be, and take such other action as may be reasonably requested by the party to whom such asset is to be transferred, or by whom such liability is to be assumed, as the case may be, in order to place such party, insofar as is reasonably possible, in the same position as would have existed had such asset or liability been transferred as contemplated hereby. As and when any such asset or liability becomes transferable, such transfer shall be effected forthwith. The parties agree that, as of the Contribution Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the liabilities, and all duties, obligations and responsibilities incident thereto, which such party is entitled to acquire or required to assume pursuant to the terms of this Agreement.

     SECTION 2.13 CONVEYANCING AND ASSUMPTION INSTRUMENTS. In connection with the transfers of assets and the assumptions of liabilities contemplated by this Agreement, the parties shall execute, or cause to be executed by the appropriate entities, the Conveyancing and Assumption Instruments in substantially the form contemplated hereby. Without limiting the generality of the foregoing, the transfer of capital stock shall be effected by means of delivery of stock certificates and executed stock powers and notation on the stock record books of the legal entities involved, or by such other means as may be required in any non-U.S. jurisdiction to transfer title to stock and, to the extent required by applicable law, by notation on public registries. In the event that any provisions of any Conveyancing and Assumption Instrument is inconsistent or contradictory to the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.

     SECTION 2.14 ANCILLARY AGREEMENTS. Prior to the Distribution Date, each of IMPCO and Quantum shall enter into, and/or (where applicable) shall cause members of the IMPCO Group or the Quantum Group, as applicable, to enter into, the Ancillary Agreements and any other agreements in respect of the Distribution reasonably necessary or appropriate in connection with the transactions contemplated hereby and thereby.

     SECTION 2.15 CORPORATE NAMES.

     (a)  Except as otherwise specifically provided in any Ancillary Agreement:

          (i) As soon as reasonably practicable after the Distribution Date but in any event within six months thereafter, IMPCO will, at its own expense, remove (or, if necessary, on an interim basis, cover up) any and all exterior signs and other identifiers located on any of its property or premises or on the property or premises used by it or its Subsidiaries (except property or premises to be shared with Quantum or its Subsidiaries after the Distribution) which use or display trade names, trademarks and logos of Quantum, including without limitation "Quantum" and any other Quantum trade name, trademark or logo (collectively, "Quantum Marks").

          (ii) As soon as reasonably practicable after the Distribution Date but in any event within six months thereafter, IMPCO will, and will cause its Subsidiaries to, remove from all letterhead, envelopes, invoices and other communications media of any

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

     kind, other than materials already in the possession of customers prior to the Effective Time, all references to any Quantum Marks. Neither IMPCO nor its Subsidiaries shall use or display any Quantum Marks or portions thereof, other than with respect to materials already in the possession of customers prior to the Effective Time, without the prior written consent of Quantum, except as permitted by applicable law.

     (b)  Except as otherwise specifically provided in any Ancillary Agreement:

          (i) As soon as reasonably practicable after the Distribution Date but in any event within six months thereafter, Quantum will, at its own expense, remove (or, if necessary, on an interim basis, cover up) any and all exterior signs and other identifiers located on any of their respective property or premises owned or used by them or their respective Subsidiaries (except property or premises to be shared with IMPCO or its Subsidiaries after the Distribution) which use or display trade names, trademarks and logos of IMPCO, including without limitation "IMPCO Technologies" and "IMPCO," and any other IMPCO trade name, trademark or logo (collectively, "IMPCO Marks").

          (ii) As soon as reasonably practicable after the Distribution Date but in any event within six months thereafter, Quantum will, and will cause its respective Subsidiaries to, remove from all letterhead, envelopes, invoices and other communications media of any kind, other than materials already in the possession of customers prior to the Effective Time, all references to any IMPCO Marks. Neither Quantum nor any of its Subsidiaries shall use or display any IMPCO Marks or portions thereof, other than with respect to materials already in the possession of customers prior to the Effective Time, without the prior written consent of IMPCO except as permitted by applicable law and as expressly provided in Section 2.15(b)(iii).

          (iii) Subject to the trademark guidelines established by IMPCO from time to time, and subject to IMPCO's approval of samples of each use of an IMPCO Mark, Effective as of the Effective Time, IMPCO agrees to grant to Quantum a non-sublicenseable, non-transferable, revocable, royalty-free, worldwide right and license to use and display the IMPCO Marks as they appear on existing service parts manufactured by IMPCO prior to the Contribution Date and which are serviced by Quantum after the Contribution Date.

     SECTION 2.16 JOINT BUSINESS OPPORTUNITIES; NON-COMPETITION; PROTECTION OF INFORMATION.

     (a) IMPCO and Quantum may pursue joint business opportunities to enhance customer value, on terms and conditions as may be agreed by the parties after the date hereof. The parties acknowledge and agree that nothing in this Section 2.16(a) shall create a binding obligation on IMPCO or Quantum to enter into or pursue any such business opportunity.

     (b) IMPCO hereby covenants and agrees that none of the members of the IMPCO Group will, between the Effective Time and the third anniversary of the Effective Time (the "Restricted Period"):

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

          (i) engage in or carry on any business in the United States or elsewhere in whatever form which would be directly in competition with any Quantum Business as such businesses are conducted by the Quantum Group in the Quantum Markets at the Effective Time;

          (ii) engage in or carry on any business in the United States or elsewhere in whatever form, directly or indirectly, with competitors of Quantum set forth in Schedule 2.16(b)(ii) or their respective subsidiaries ("Quantum Named Competitors"); and

          (iii) engage in or carry on any business in the United States or Canada in whatever form, directly or indirectly, with OEM customers of Quantum set forth in Schedule 2.16(b)(iii) or their respective subsidiaries ("Quantum Named OEM Customers").

     The parties acknowledge and agree that neither (i) IMPCO's exercise of the Reserved Technology Rights and the use, manufacture, sale, distribution, and other commercial exploitation of the Tri-Shield Tank in the IMPCO Market, pursuant to Section 2.1(b)(i), nor (ii) the transfer of employees from the IMPCO Group to Quantum prior to the Effective Time, shall constitute a breach of this
Section 2.16(b).

     (c) Quantum hereby covenants and agrees that none of the members of the Quantum Group will, during the Restricted Period:

          (i) engage in or carry on any business in the United States or elsewhere in whatever form which would be directly in competition with any IMPCO Business as such businesses are conducted by the IMPCO Group in the IMPCO Markets at the Effective Time; and

          (ii) engage in or carry on any business in the United States or elsewhere in whatever form, directly or indirectly, with competitors of IMPCO set forth in Schedule 2.16(c) or their respective subsidiaries ("IMPCO Named Competitors").

     The parties acknowledge and agree that neither (i) Quantum's use, manufacture, sale, distribution, and other commercial exploitation of the Tri-Shield Tank, pursuant to Section 2.1(b)(ii), nor (ii) the transfer of employees from the IMPCO Group to Quantum prior to the Effective Time, shall constitute a breach of this Section 2.16(c).

     (d) Each party acknowledges that the other party and its respective Subsidiaries would suffer irreparable harm if it were to breach the provisions of this Section 2.16 and that any remedy at law for any such breach is and will be insufficient and inadequate, and that the aggrieved party shall be entitled to equitable relief, including by way of temporary and permanent injunction, without the necessity of posting bond or proving actual damages, in addition to any remedies the aggrieved party may have at law.

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

         (e) Notwithstanding anything to the contrary in Sections 2.16(b) or 2.16(c) above, nothing in this Section 2.16 shall in any way restrict or preclude either party or any of its respective Affiliates from: (i) as part of a bona fide transaction, merging or consolidating with, acquiring all or substantially all the assets of, selling all or substantially all of its assets to, or entering into a similar transaction with, any person, including persons whose primary business is in direct competition with the other party's business conducted in the United States and elsewhere as of the Effective Time, or (ii) acquiring ownership up to one percent (1%) of any class of securities of any corporation or other entity having a class of securities registered under the Securities Exchange Act of 1934, as amended.

         (f) The invalidity or non-enforceability of any provision of this
Section 2.16 in any respect shall not affect the validity or enforceability of the other provisions of this Section 2.16 in any other respect or of any other provisions of this Agreement. In the event that any provision of this Section
2.16 shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and, to the fullest extent permitted by law, this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable.

         (g) Each of IMPCO and Quantum acknowledge and agree that the covenants and agreements contained in this Section 2.16 have been negotiated in good faith by each of them, and are reasonable and not more restrictive or broader than necessary to protect the interests of each of IMPCO and Quantum in the IMPCO Business and the Quantum Business, respectively, and would not achieve their intended purpose if they were on different terms or for periods of time shorter than the periods of time provided herein or applied in more restrictive geographical and business line areas than are provided herein.

         SECTION 2.17 ADJUSTMENT OF IMPCO WARRANTS.

         (a) As of the Distribution Date, each warrant to purchase IMPCO Common Stock that is outstanding as of the Distribution Record Date and not exercised prior to the Distribution Date (each an "IMPCO Warrant") shall be adjusted as set forth in this Section 2.17. Each IMPCO Warrant shall be converted, as of the Distribution Date, into two warrants: a warrant (the "IMPCO Adjusted Warrant") to purchase the same number of shares of IMPCO Common Stock covered by the IMPCO Warrant and as to which the IMPCO Warrant has not been exercised as of the Distribution Date and a warrant (the "Quantum Warrant") to purchase a number of shares of Quantum Common Stock equal to the IMPCO Warrant times a fraction, the numerator of which is the total number of shares of Quantum Common Stock distributed to IMPCO stockholders in the Distribution and the denominator of which is the total number of shares of IMPCO Common Stock outstanding on Distribution Record Date. The terms of the IMPCO Adjusted Warrant and the Quantum Warrant (other than the exercise price and the number of shares) shall be substantially the same as the IMPCO Warrant.

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

         (b) The exercise prices per share for each IMPCO Adjusted Warrant and the Quantum Warrant shall be established, as set forth in Schedule 2.17(b) hereto, in a manner so that: (a) the aggregate "intrinsic value" (i.e. the market value of the stock underlying the warrant, less the exercise price of such warrant, multiplied by the number of shares then covered by such warrant) after the Distribution of the IMPCO Adjusted Warrant plus the Quantum Warrant is not greater than the intrinsic value of the related IMPCO Warrant immediately prior to the Distribution, and (b) the ratio of the exercise price per warrant to the market value per share after the Distribution is not lower than the ratio of the exercise price of the IMPCO Warrant to the market value per share of IMPCO Common Stock immediately prior to the Distribution. The determination of the exercise prices for each IMPCO Adjusted Warrant and Quantum Warrant shall be made by IMPCO as advised by its professional advisors.

         (c) The Quantum Warrants to be granted pursuant to this Section 2.17 shall be issued by Quantum as soon as practicable following the Distribution Date, and Quantum shall take all corporate action and make all required filings under applicable state blue sky laws and the Securities Act to (i) issue the Quantum Warrants as required under this Section 2.17 and (ii) to register or qualify the shares of Quantum Common Stock underlying the Quantum Warrants so that the shares of Quantum Common Stock acquired upon exercise of each Quantum Warrant may be resold under the Securities Act (except for shares acquired by Affiliates of Quantum) and each applicable state's blue sky laws, subject in each case to the receipt by Quantum of investment representations and other information from the holders of the IMPCO Warrants reasonably necessary to effect such registration or qualification.

                                  ARTICLE III

                                 INDEMNIFICATION

         SECTION 3.1 INDEMNIFICATION BY IMPCO. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, IMPCO shall indemnify, defend and hold harmless the Quantum Indemnitees from and against any and all Indemnifiable Losses of the Quantum Indemnitees arising out of, by reason of or otherwise in connection with the IMPCO Liabilities or alleged IMPCO Liabilities, including any breach by IMPCO of any provision of this Agreement or any Ancillary Agreement.

         SECTION 3.2 INDEMNIFICATION BY QUANTUM. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, Quantum shall indemnify, defend and hold harmless the IMPCO Indemnitees from and against any and all Indemnifiable Losses of the IMPCO Indemnitees arising out of, by reason of or otherwise in connection with the Quantum Liabilities or alleged Quantum Liabilities, including any breach by Quantum of any provision of this Agreement or any Ancillary Agreement.

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

         SECTION 3.3 PROCEDURES FOR INDEMNIFICATION.

         (a) THIRD PARTY CLAIMS.

             (i) If a claim or demand is made against an IMPCO Indemnitee or a Quantum Indemnitee (each, an "Indemnitee") by any person who is not a party to this Agreement (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the party which is or may be required pursuant to this Agreement to make such indemnification (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within fifteen (15) business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within five (5) business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

             (ii) If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall, within thirty 30 days (or sooner if the nature of the Third Party Claim so requires), notify the Indemnitee of its intent to do so, and the Indemnifying Party shall thereafter not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that such Indemnitee shall have the right to employ counsel to represent such Indemnitee if, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim which would make representation of both such parties by one counsel inappropriate, and in such event the fees and expenses of such separate counsel shall be paid by such Indemnifying Party. If the Indemnifying Party assumes such defense, any Indemnitee shall have the right to participate in the defense thereof and to employ counsel, subject to the proviso of the preceding sentence, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that (A) the Indemnifying Party shall control such defense and (B) the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all such Indemnified Parties. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnitees shall, at

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

         the expense of the Indemnifying Party, cooperate with the Indemnifying Party in the defense or prosecution thereof, including by providing or causing to be provided, Records and witnesses as soon as reasonably practicable after receiving any request therefor from or on behalf of the Indemnifying Party.

               (iii) If the Indemnifying Party acknowledges in writing responsibility for a Third Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing liability for a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge if the Indemnitee agrees that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would be required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge. If an Indemnifying Party elects not to assume the defense of a Third Party Claim, or fails to notify an Indemnitee of its election to do so as provided herein, such Indemnitee may compromise, settle or defend such Third Party Claim.

               (iv) Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages (provided, that the Indemnifying Party shall indemnify the Indemnified Party for the fees and expenses of counsel incurred by the Indemnified Party in defending such portion of the claim seeking relief for other than money damages).

         (b) SUBROGATION. In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim. Such Indemnitee shall

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

cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

         (c) OTHER CLAIMS. In the event that an Indemnitee asserts the existence of a claim giving rise to Indemnifiable Losses (but excluding claims resulting from the assertion of liability by third parties), it shall give notice to the Indemnifying Party specifying the nature and amount of the claim asserted. In the event that the Indemnifying Party contests the assertion of a claim by giving notice to the Indemnitee, then if the parties hereto, acting in good faith, cannot reach agreement with respect to such claim within ten days after such response notice, the Indemnitee is entitled to seek any available legal remedy in a manner consistent with the dispute resolution mechanism set forth in Article VII.

         (d) CONTRIBUTION. If the indemnification provided for in this Article III is unavailable to an Indemnitee with respect to an Indemnifiable Loss arising out of or related to information contained in the Information Statement or Form 10, then the Indemnifying Party, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Indemnifiable Loss, in such proportion as is appropriate to reflect the relative fault of the IMPCO Group, on the one hand, and Quantum, on the other hand. The relative fault of any party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by that party or one of its Affiliates.

         (e) NON-EXCLUSIVE REMEDY. The remedies provided in this Article III shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

         (f) REMEDY LIMITATION. All disputes, controversies or claims arising out of or relating to this Agreement or the breach, termination or validity thereof (a "Dispute") brought by a third party beneficiary to this Agreement shall be exclusively and finally settled in accordance with the dispute resolution mechanism set forth in Article VII. In the event of a Dispute regarding the availability of third party benefits, no third party benefits provided by this Agreement shall be available to any third party beneficiary who pursues any form of dispute resolution inconsistent with the dispute resolution mechanism set forth in Article VII.

         SECTION 3.4  INDEMNIFICATION PAYMENTS. Indemnification required by this
Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

         SECTION 3.5 FUTURE BUSINESS RELATIONSHIPS. The parties hereto acknowledge that after the Distribution Date the parties may enter into arms-length negotiated business relationships, which relationships will be described in contracts, agreements and other documents entered into in the normal course of business. Such documents may include agreements by the parties and their Affiliates and Subsidiaries to supply materials, products, services and leases after the Distribution Date. Except for the arrangements under the Ancillary Agreements, such additional business relationships shall not be subject to the indemnity provisions hereof, unless the parties expressly agree to the contrary in the agreements governing such relationships.

                                   ARTICLE IV

                              ACCESS TO INFORMATION

         SECTION 4.1  PROVISION OF CORPORATE RECORDS.

         (a) Other than in circumstances in which indemnification is sought pursuant to Article III (in which event the provisions of such Article will govern) and subject to Section 4.4, each of IMPCO and Quantum, on behalf of its respective Group, agrees to provide, or cause to be provided, to each other Group, as soon as reasonably practicable after written request therefor, specific and identified agreements, documents, books, records or files (collectively, "Records") in the possession or under the control of such respective Group which the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities or tax laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative, tax or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, tax or other similar requirements, in each case other than claims or allegations that one party to this Agreement has against the other, or (iii) subject to clause (ii) above, to comply with its obligations under this Agreement or any Ancillary Agreement; provided, however, that in the event that any party reasonably determines that any such provision of Records could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

         (b) From and after the Contribution Date, each of IMPCO and Quantum shall maintain in effect at its own cost and expense adequate systems and controls to the extent necessary to enable the members of the other Group to satisfy their respective reporting, accounting, audit and other obligations.

         SECTION 4.2  ACCESS TO INFORMATION.

         (a) Other than in circumstances in which indemnification is sought pursuant to Article III (in which event the provisions of such Article will govern) and subject to Section 4.4, from and after the Distribution Date, each of IMPCO and Quantum shall afford to the other and its authorized accountants, counsel and other designated representatives reasonable access during normal business hours, subject to appropriate restrictions for classified, privileged or confidential

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

information, to the personnel, properties, books and records of such party and its Subsidiaries insofar as such access is reasonably required by the other party and relates to (x) such other party or the conduct of its business prior to the Effective Time or (y) any Ancillary Agreement to which each of the party requesting such access and the party requested to grant such access are parties.

         (b) Other than in circumstances in which indemnification is sought pursuant to Article III (in which event the provisions of such Article will govern) and subject to Section 4.4, from and after the Contribution Date, Quantum shall have access during regular business hours (as in effect from time to time) to the documents and objects of historic significance that relate to the Quantum Business that are located in archives retained or maintained by IMPCO. Quantum may obtain copies (but not originals) of such documents for bona fide business purposes. Nothing herein shall be deemed to restrict the access of any member of the IMPCO Group to any such documents or to impose any liability on any member of the IMPCO Group if any such documents are not maintained or preserved by IMPCO; provided, however, that in the event that any party reasonably determines that any such provision of access could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

         SECTION 4.3 REIMBURSEMENT; OTHER MATTERS. Except to the extent otherwise contemplated by any Ancillary Agreement, a party providing Records or access to information to the other party under this Article IV shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Records or access to information.

         SECTION 4.4  CONFIDENTIALITY.

         (a) Each of (i) IMPCO and its Subsidiaries, on the one hand, and (ii) Quantum and its Subsidiaries, on the other, shall not use, or permit the use of, or disclose, and shall keep, and shall cause its employees, consultants and advisors to keep confidential, the Confidential Information of the other parties except: (a) the Recipient may use the Discloser's Confidential Information in order to reasonably carry out its obligations and exercise its rights under this Agreement and the Ancillary Agreements; (b) Recipient may disclose the Confidential Information of the Discloser to its employees and independent contractors who have a need to know such Confidential Information and who are bound by confidentiality obligations similar to those contained in this Agreement; (c) as permitted under this Agreement or any Ancillary Agreement; and
(d) in order to enforce this Agreement or any Ancillary Agreement. Recipient will take precautions to prevent unauthorized disclosure or use of the Confidential Information of the Discloser, and such precautions will be consistent with the precautions used to protect the Recipient's own Confidential Information, but in no event less than the care exercised by a reasonable business person in the protection of its valuable confidential information. In the event that Recipient is compelled to disclose the Confidential Information of Discloser pursuant to judicial or administrative process or by law or applicable securities rules or regulations, the Recipient will give the Discloser reasonable advance notice of any such disclosure and will cooperate with the Discloser in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of such Confidential Information. The Recipient will not make any copies of the Discloser's Confidential Information except to the extent reasonably necessary to carry out its obligations and exercise its rights under this Agreement and the Ancillary Agreements, or unless otherwise approved in writing in advance by the Discloser. The Recipient will use commercially reasonable efforts to ensure that all such copies made after the Effective Time will be identified as the property of the Discloser and marked "confidential," "proprietary" or with another similar legend.

         (b) Without limiting the generality of the foregoing, (a) IMPCO shall, upon the request of Quantum and at Quantum's sole expense (including disbursements and costs of salaries, plus a fixed rate in the amount of thirty percent (30%), and other out-of-pocket expenses incurred by IMPCO in connection therewith), during the three (3) year period beginning on the Contribution Date, promptly enforce the breach by any of its present or former employees of any agreement between IMPCO and such employee prohibiting such employee from using or disclosing any Confidential Information owned by Quantum, and (b) Quantum shall, upon the request of IMPCO and at IMPCO's sole expense (including disbursements and costs of salaries, plus a fixed rate in the amount of thirty percent (30%), and other out-of-pocket expenses incurred by Quantum in connection therewith), during the three (3) year period beginning on the Contribution Date, promptly enforce the breach by any of its present or former employees of any agreement between Quantum and such employee prohibiting such employee from using or disclosing any Confidential Information owned by IMPCO.

         SECTION 4.5 PRIVILEGED MATTERS. The parties hereto recognize that legal and other professional services that have been and will be provided prior to the Distribution Date have been and will be rendered for the benefit of each of IMPCO, the members of the IMPCO Group and the members of the Quantum Group, and that each of IMPCO, the members of the IMPCO Group and the members of the Quantum Group should be deemed to be the client for the purposes of asserting all privileges which may be asserted under applicable law. To allocate the interests of each party in the information as to which any party is entitled to assert a privilege, the parties agree as follows:

         (a) IMPCO shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the IMPCO Business, whether or not the privileged information is in the possession of or under the control of IMPCO or Quantum. IMPCO shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information that relates solely to the subject matter of any claims constituting IMPCO Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by IMPCO, whether or not the privileged information is in the possession of or under the control of IMPCO or Quantum.

         (b) Quantum shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the Quantum Business, whether or not the privileged information is in the possession of or under the control of IMPCO or Quantum. Quantum shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the subject matter of any claims constituting Quantum Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Quantum whether or not the privileged information is in the possession of or under the control of IMPCO or Quantum.

         (c) The parties hereto agree that they shall have a shared privilege, with equal right to assert or waive, subject to the restrictions in this Section 4.5, with respect to all privileges not allocated pursuant to the terms of Sections 4.5(a) and (b). All privileges relating to any claims, proceedings, litigation, disputes, or other matters which involve both IMPCO and Quantum in respect of which both parties retain any responsibility or liability under this Agreement, shall be subject to a shared privilege among them.

         (d) No party hereto may waive any privilege which could be asserted under any applicable law, and in which any other party hereto has a shared privilege, without the consent of the other party, except to the extent reasonably required in connection with any litigation with third-parties (and then only to the limited extent necessary under the circumstances) or as provided in subsection (e) below. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within twenty (20) days after written notice upon the other party requesting such consent.

         (e) In the event of any litigation or dispute between or among any of the parties hereto, any party and a Subsidiary of another party hereto, or a Subsidiary of one party hereto and a Subsidiary of another party hereto, either such party may waive a privilege in which the other party has a shared privilege, without obtaining the consent of the other party, provided that such waiver of a shared privilege shall be effective only as to the use of information with respect to the litigation or dispute between the parties and/or their Subsidiaries, and shall not operate as a waiver of the shared privilege with respect to third parties.

         (f) If a dispute arises between or among the parties hereto or their respective Subsidiaries regarding whether a privilege should be waived to protect or advance the interest of any party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other parties, and shall not unreasonably withhold consent to any request for waiver by another party. Each party hereto specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

         (g) Upon receipt by any party hereto or by any Subsidiary thereof of any subpoena, discovery or other request which arguably calls for the production or disclosure of information subject to a shared privilege or as to which another party has the sole right hereunder to assert a privilege, or if any party obtains knowledge that any of its or any of its Subsidiaries' current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such privileged information, such party shall promptly notify the other party or parties of the existence of the request and shall provide the other party or parties a reasonable opportunity to review the information and to assert any rights it or they may have under this Section 4.5 or otherwise to prevent the production or disclosure of such privileged information.

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

      (h) The transfer of all Records and other information pursuant to this Agreement is made in reliance on the agreement of IMPCO and Quantum, as set forth in Sections 4.4 and 4.5, to maintain the confidentiality of privileged information and to assert and maintain all applicable privileges. The access to information being granted pursuant to Sections 4.1 and 4.2 hereof, the agreement to provide witnesses and individuals pursuant to Sections 2.10 and 3.3 hereof, the furnishing of notices and documents and other cooperative efforts contemplated by Section 3.3 hereof, and the transfer of privileged information between and among the parties and their respective Subsidiaries pursuant to this Agreement shall not be deemed a waiver of any privilege that has been or may be asserted under this Agreement or otherwise.

      SECTION 4.6 OWNERSHIP OF INFORMATION. Any information owned by one party or any of its Subsidiaries that is provided to a requesting party pursuant to
Article III or this Article IV shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such information.

      SECTION 4.7 ESTIMATES. No party shall have any liability to any other party in the event that any information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate.

      SECTION 4.8 OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF INFORMATION. The rights and obligations granted under this Article IV are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of information set forth in any Ancillary Agreement.

                                   ARTICLE V

                    TERMINATION OF AGREEMENTS; MUTUAL RELEASE

      SECTION 5.1 TERMINATION OF AGREEMENTS.

      (a) IMPCO and each of its wholly-owned Subsidiaries, on the one hand, and Quantum and each of its wholly-owned Subsidiaries, on the other hand, hereby terminate any and all agreements, arrangements, commitments or understandings, whether or not in writing, between or among, IMPCO and/or any of its wholly-owned Subsidiaries, on the one hand, and Quantum and/or any of its wholly-owned Subsidiaries, on the other hand, effective as of the Distribution Date. No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Distribution Date. Each party shall, at the reasonable request of any other party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

      (b) The provisions of Section 5.1(a) shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof): (i) this Agreement and the Ancillary Agreements (and each other agreement or instrument expressly contemplated hereby or thereby to be entered into by any of the parties hereto or any of their wholly-owned Subsidiaries); (ii) any agreements, arrangements, commitments or understandings listed or described on Schedule 5.1(b); (iii) the Intercompany Accounts referenced in Section 2.3; and (iv) any other agreements, arrangements, commitments or understandings that this Agreement, any Ancillary Agreement or any agreements entered into connection herewith or therewith, expressly contemplates will survive the Distribution Date.

      SECTION 5.2 MUTUAL RELEASE.

      (a) Except as provided in Section 5.2(c), effective as of the Distribution Date, Quantum does hereby, for itself and each member of the Quantum Group, their respective successors and assigns, remise, release and forever discharge IMPCO, each of member of the IMPCO Group, and their respective successors and assigns, from any and all liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date, including in connection with the transactions and all other activities to implement the Contribution and the Distribution.

      (b) Except as provided in Section 5.2(c), effective as of the Distribution Date, IMPCO does hereby, for itself and each member of the IMPCO Group, their respective successors and assigns, remise, release and forever discharge Quantum, each other member of the Quantum Group, and their respective successors and assigns from any and all liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date, including in connection with the transactions and all other activities to implement the Contribution and the Distribution.

      (c) Nothing contained in Sections 5.2(a) or (b) shall impair any right of any person to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that are specified in Section 5.1(b) or the applicable Schedules thereto, in each case in accordance with its terms. Nothing contained in Sections 5.2(a) or (b) shall release any person from: (i) any liability provided in or resulting from any agreements, arrangements, commitments or understandings among IMPCO or any of its wholly-owned Subsidiaries and Quantum and any of its wholly-owned Subsidiaries that is specified in Section 5.1(b) or the applicable Schedules thereto, (ii) any other liability specified in such Section 5.1(b), (iii) any other liability which by the terms of this Agreement, any Ancillary Agreement, the Contribution Agreement or any other agreement entered into in connection herewith or therewith should survive the Distribution Date; and (iv) any liability that the parties may have with respect to indemnification or contribution pursuant to this Agreement for claims brought against the parties by third persons, which liability shall be governed by the provisions of Article III of this Agreement and, if applicable, the appropriate provisions of the Ancillary Agreements. In addition, nothing contained in Sections 5.2(a) or (b) shall release IMPCO from honoring its

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

existing obligations to indemnify any director, officer or employee of Quantum who was a director, officer or employee of IMPCO on or prior to the Distribution Date, to the extent such director, officer or employee was entitled to such indemnification pursuant to any then-existing obligation of IMPCO.

      (d) Quantum shall not make, and shall not permit any member of the Quantum Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against IMPCO or any member of the IMPCO Group with respect to any liabilities released pursuant to Section 5.2(a). IMPCO shall not, and shall not permit any member of the IMPCO Group, to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Quantum or any member of the Quantum Group with respect to any liabilities released pursuant to Section 5.2(b).

      (e) It is the intent of IMPCO and Quantum by virtue of the provisions of this Section 5.2 to provide for a full and complete release and discharge of all liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Distribution Date, between or among Quantum or any member of the Quantum Group, on the one hand, and IMPCO or any member of the IMPCO Group, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Distribution Date), except as expressly set forth in Section 5.2(c). At any time, at the request of any other party, each party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof.

      (f) The parties understand and agree that the release herein includes not only claims presently known to them, but also includes all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the release as described in this Section 5.2. Each of the parties understand that they may hereafter discover facts different from what they now believe to be true, which if known, could have materially affected this Agreement and the transactions contemplated hereby, but they nevertheless waive any claims or rights based on different or additional facts. The parties knowingly and voluntarily waive any and all rights or benefits that they may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code, which provides as follows:

      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

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                                   ARTICLE VI

                             ADMINISTRATIVE SERVICES

      SECTION 6.1 PERFORMANCE OF SERVICES. IMPCO will provide, or cause one or more of its Subsidiaries to provide, to Quantum and its Subsidiaries such services on such terms and for such periods of time as may be set forth in the Transition Services Agreement and the statements of work entered into thereunder.

      SECTION 6.2 ACCOUNTS RECEIVABLE. IMPCO agrees to cooperate with Quantum, at Quantum's expense, in the collection of any accounts receivable transferred by IMPCO to Quantum pursuant to the terms of this Agreement (the "Receivables"). IMPCO acknowledges that it may, from time to time, receive payments in respect of the Receivables. In the event that IMPCO receives any payments with respect to the Receivables, IMPCO shall promptly upon receipt thereof remit such payments to Quantum. Quantum shall reimburse IMPCO for all reasonable costs and expenses incurred by IMPCO in complying with the provisions of this Section 6.2.

                                  ARTICLE VII

                               DISPUTE RESOLUTION

      SECTION 7.1 NEGOTIATION. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement, any Ancillary Agreement or otherwise arising out of, or in any way related to this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby, including, without limitation, any claim based on contract, tort, statute or constitution (but excluding any controversy, dispute or claim arising out of any agreement relating to the use or lease of real property if any third party is a party to such controversy, dispute or claim) (collectively, "Agreement Disputes"), the parties shall first negotiate to settle such Agreement Dispute for a period of time not to exceed 30 days from the time of receipt by a party of written notice of an Agreement Dispute ("Notice"), unless otherwise agreed by the parties in writing; provided that in the event of any arbitration in accordance with Section 6.2 hereof filed within 90 days of receipt of Notice, the parties shall not assert the defenses of statute of limitations or laches arising for the period beginning after the date the parties began negotiations hereunder, and any contractual time period or deadline under this Agreement or any Ancillary Agreement to which such Agreement Dispute relates shall not be deemed to have passed until such Agreement Dispute has been resolved.

      SECTION 7.2 ARBITRATION. After 30 days have elapsed from the time of receipt of Notice of an Agreement Dispute, such Agreement Dispute shall be determined, at the request of any party, by arbitration conducted in Los Angeles, California before and in accordance with the then-existing Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). In any dispute between the parties hereto, the number of arbitrators shall be three. Any judgment or award rendered by the arbitrators shall be final, binding and nonappealable (except upon grounds specified in 9 U.S.C. ss. 10(a) as in effect on the date hereof). If the parties are unable to agree on the arbitrators within 30 days of receipt by the respondent of the demand, the arbitrators shall be selected in accordance with the Rules; provided that the arbitrators shall be U.S. nationals. Any controversy concerning whether an Agreement Dispute is an arbitrable Agreement Dispute, whether arbitration has been waived, whether an assignee of this Agreement is bound to arbitrate, or as to the interpretation or enforceability of this Article VII shall be determined by the arbitrators. In resolving any dispute, the parties intend that the arbitrators apply the substantive laws of the State of California, without regard to the choice of law principles thereof. The parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. The parties agree to comply with any award made in any such arbitration proceeding that has become final in accordance with the Rules and agree to enforcement of or entry of judgment upon such award, by any court of competent jurisdiction, including (a) the Superior Court of the State of California, Los Angeles County, or (b) the United States District Court for the Central District of California, in accordance with Section 9.17 hereof. The arbitrators shall be entitled, if appropriate, to award any remedy in such proceedings, including, without limitation, monetary damages, specific performance and all other forms of legal and equitable relief; provided, however, the arbitrators shall not be entitled to award punitive damages. Without limiting the provisions of the Rules, unless otherwise agreed in writing by or among the parties or permitted by this Agreement, the parties shall keep confidential all matters relating to the arbitration or the award, provided such matters may be disclosed (i) to the extent reasonably necessary in any proceeding brought to enforce the award or for entry of a judgment upon the award and (ii) to the extent otherwise required by law. Notwithstanding Section 52 of the Rules, the party other than the prevailing party in the arbitration shall be responsible for all of the costs of the arbitration, including legal fees and other costs specified by such Section 52. Nothing contained herein is intended to or shall be construed to prevent any party, in accordance with
Section 36 of the Rules or otherwise, from applying to any court of competent jurisdiction for interim measures or other provisional relief in connection with the subject matter of any Agreement Disputes.

      SECTION 7.3 CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article VII with respect to all matters not subject to such dispute, controversy or claim.

                                  ARTICLE VIII

                                    INSURANCE

      SECTION 8.1 POLICIES AND RIGHTS INCLUDED WITHIN ASSETS; ASSIGNMENT OF POLICIES.

      (a) POLICY RIGHTS. The Quantum Assets shall include (i) any and all rights of an insured party under each of the Shared Policies, subject to the terms of such Shared Policies and any limitations or obligations of Quantum contemplated by this Article VIII, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred prior to the Effective Time by any party in or in connection with the conduct of the Quantum Business or, to the extent any claim is made against Quantum or any of its Subsidiaries, the conduct of the IMPCO Business, and which claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses may arise out of an insured or insurable occurrence under one or more of such Shared Policies.

         (b) ASSIGNMENT OF SHARED POLICIES. Subject to the terms and conditions hereof, Quantum hereby assigns, transfers and conveys to IMPCO all of Quantum's right, title and interest in and to any and all of the Shared Policies, including, without limitation, the right of indemnity, the right to be defended by or at the expense of the insurer and the right to any applicable Insurance Proceeds thereunder; and IMPCO and Quantum shall use their commercially reasonable efforts to obtain any required consents of insurers to the assignment contemplated by this paragraph.

         (c) DESIGNATION AS ATTORNEY-IN-FACT. If, subsequent to the Distribution Date, any person shall assert a claim against Quantum or any of its Subsidiaries (including, without limitation, where Quantum or its Subsidiaries are joint defendants with other persons) with respect to any claim, suit, action, proceeding, injury, loss, liability, damage or expense incurred or claimed to have been incurred prior to the Distribution Date in or in connection with the conduct of the Quantum Business or, to the extent any claim is made against Quantum or any of its Subsidiaries (including, without limitation, where Quantum or its Subsidiaries are joint defendants with other persons), in connection with the conduct of the IMPCO Business, and which claim, suit, action, proceeding, injury, loss, liability, damage or expense may arise out of an insured or insurable occurrence under one or more of the Shared Policies, IMPCO shall, at the time such claim is asserted, to the extent any such Policy may require that Insurance Proceeds thereunder be collected directly by the named insured or anyone other than the party against whom the Insured Claim is asserted, be deemed to designate, without need of further documentation, Quantum as the agent and attorney-in-fact to assert and to collect any related Insurance Proceeds under such Shared Policy.

         SECTION 8.2 ADMINISTRATION; OTHER MATTERS.

         (a) ADMINISTRATION. From and after the Distribution Date, IMPCO shall be responsible for (i) Insurance Administration of the Shared Policies and (ii) Claims Administration under such Shared Policies with respect to Insured Claims of IMPCO and Insured Claims of Quantum; provided that the assumption of such responsibilities by IMPCO is in no way intended to limit, inhibit or preclude any right to insurance coverage for any Insured Claim of a named insured under such Policies as contemplated by the terms of this Agreement; provided further that IMPCO's assumption of the administrative responsibilities for the Shared Policies shall not relieve the party submitting any Insured Claim of the primary responsibility for reporting such Insured Claim accurately, completely and in a timely manner or of such party's authority to settle any such Insured Claim within any period permitted or required by the relevant Policy; and provided further that all direct or indirect communication with insurers relating to the Shared Policies shall be conducted by IMPCO. IMPCO may discharge its administrative responsibilities under this Section 8.2 by contracting for the provision of services by independent parties. Each of the parties hereto shall administer and pay any costs relating to defending its respective Insured Claims under Shared Policies to the extent such defense costs are not covered under such Policies and shall be responsible for obtaining or reviewing the appropriateness of

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

releases upon settlement of its respective Insured Claims under Shared Policies. The disbursements, out-of-pocket expenses and direct and indirect costs of employees or agents of IMPCO relating to Claims Administration and Insurance Administration contemplated by this Section 8.2(a) shall be for Quantum's account if they relate to Insured Claims of Quantum and for IMPCO's account if they relate to Insured Claims of IMPCO.

         (b) EXCEEDING POLICY LIMITS. Except as set forth in this Section 8.2(b), IMPCO and Quantum shall not be liable to one another for claims not reimbursed by insurers for any reason not within the control of IMPCO or Quantum, as the case may be, including, without limitation, coinsurance provisions, deductibles, quota share deductibles, self-insured retentions, bankruptcy or insolvency of an insurance carrier, Shared Policy limitations or restrictions, any coverage disputes, any failure to timely claim by IMPCO or Quantum or any defect in such claim or its processing, provided that Quantum shall be responsible for the amount of the difference, if any, between the deductible set forth in any Shared Policy and the deductible allocable to IMPCO as set forth in Schedule 8.2(b) hereto.

         (c) ALLOCATION OF INSURANCE PROCEEDS. Insurance Proceeds received with respect to claims, costs and expenses under the Shared Policies shall be paid to IMPCO, which shall thereafter administer the Shared Policies by paying the Insurance Proceeds, as appropriate, to Quantum with respect to Insured Claims of Quantum and to IMPCO with respect to Insured Claims of IMPCO. Payment of the allocable portions of indemnity costs of Insurance Proceeds resulting from such Policies will be made by IMPCO to the appropriate party upon receipt from the insurance carrier. In the event that the aggregate limits on any Shared Policies are exceeded by the aggregate of outstanding Insured Claims by both of the parties hereto, the parties agree to allocate the Insurance Proceeds received thereunder based upon their respective percentage of the total of their bona fide claims which were covered under such Shared Policy (their "allocable portion of Insurance Proceeds"), and any party who has received Insurance Proceeds in excess of such party's allocable portion of Insurance Proceeds shall pay to the other party the appropriate amount so that each party will have received its allocable portion of Insurance Proceeds pursuant hereto. Each of the parties agrees to use commercially reasonable efforts to maximize available coverage under those Shared Policies applicable to it, and to take all commercially reasonable steps to recover from all other responsible parties in respect of an Insured Claim to the extent coverage limits under a Shared Policy have been exceeded or would be exceeded as a result of such Insured Claim.

         (d) ALLOCATION OF DEDUCTIBLES. In the event that both parties have bona fide claims under any Shared Policy for which a deductible is payable, the parties agree that the aggregate amount of the deductible paid shall be borne by the parties in the same proportion which the Insurance Proceeds received by each such party bears to the total Insurance Proceeds received under the applicable Shared Policy (their "allocable share of the deductible"), and any party who has paid more than such share of the deductible shall be entitled to receive from the other party an appropriate amount so that each party has borne its allocable share of the deductible pursuant hereto. For purposes of this Section 8.2(d), the amount of the relevant deductible under any Shared Policy shall be that set forth in Schedule 8.2(d) hereto.

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

         (e) Effective as of the Distribution Date, each of Quantum and IMPCO shall be responsible for its applicable deductible for workers' compensation, general liability and automobile liability claims as set forth in Schedule 8.2(e).

         SECTION 8.3 AGREEMENT FOR WAIVER OF CONFLICT AND SHARED DEFENSE. In the event that Insured Claims of both of the parties hereto exist relating to the same occurrence, the parties shall jointly defend and waive any conflict of interest necessary to the conduct of the joint defense. Nothing in this Article VIII shall be construed to limit or otherwise alter in any way the obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.

         SECTION 8.4 COOPERATION. The parties agree to use their commercially reasonable efforts to cooperate with respect to the various insurance matters contemplated by this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1 COMPLETE AGREEMENT; CONSTRUCTION. This Agreement, including the Exhibits and Schedules, and the Ancillary Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail. Other than
Section 2.8, Section 4.5, and Article VII of this Agreement, which shall prevail over any inconsistent or conflicting provisions of any Ancillary Agreement, notwithstanding any other provisions in this Agreements to the contrary, in the event of and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement, such Ancillary Agreement shall control.

         SECTION 9.2 ANCILLARY AGREEMENTS. Subject to the last sentence of
Section 9.1, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.

         SECTION 9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 9.4 SURVIVAL OF AGREEMENTS. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

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

         SECTION 9.5 EXPENSES. Except as set forth on Schedule 9.5(i) or as otherwise set forth in this Agreement or any Ancillary Agreement, all costs and expenses incurred in connection with the preparation, execution, delivery and required implementation of this Agreement and any Ancillary Agreement, the Information Statement (including any registration statement on Form 10 of which such Information Statement may be a part) and the Distribution, and the consummation of the transactions contemplated thereby, and not paid prior to the Distribution Date, shall be charged to and paid by Quantum. Except as set forth on Schedule 9.5(ii) or as otherwise set forth in this Agreement or any Ancillary Agreement, each party shall bear its own costs and expenses incurred after the Distribution Date. Any amount or expense to be paid or reimbursed by any party hereto to any other party hereto shall be so paid or reimbursed promptly after the existence and amount of such obligation is determined and demand therefor is made.

         SECTION 9.6 NOTICES. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received as evidenced by written receipt, acknowledgement or other evidence of actual receipt:

                  (i)      if to IMPCO, to:

                           IMPCO Technologies, Inc.
                           16804 Gridley Place
                           Cerritos, CA 90703
                           Telecopy: (562) 924-8069
                           Attn: Chief Financial Officer

                           with a copy to:

                           Morrison & Foerster LLP
                           555 West Fifth Street, Suite 3500
                           Los Angeles, CA 90013
                           Telecopy: (213) 892-5454
                           Attn: Jonathan F. Atzen, Esq.

                  (ii)     if to Quantum, to:

                           Quantum Fuel Systems Technologies Worldwide, Inc. 17872 Cartwright Road
                           Irvine, CA 92614
                           Telecopy: (949) 474-3086
                           Attn:  President

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

         SECTION 9.7 WAIVERS. The failure of any party to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

         SECTION 9.8 AMENDMENTS. Subject to the terms of Section 9.11 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

         SECTION 9.9 ASSIGNMENT.

         (a) This Agreement shall not be assignable, in whole or in part, directly or indirectly, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

         (b) IMPCO will not distribute to its stockholders any interest in any IMPCO Business Entity, by way of a spin-off distribution, split-off or exchange of interests in a IMPCO Business Entity for any interest in IMPCO held by IMPCO stockholders, or any similar transaction or transactions, unless the distributed IMPCO Business Entity undertakes to Quantum to be jointly and severally liable for all liabilities of IMPCO hereunder.

         (c) Quantum will not distribute to its stockholders any interest in any Quantum Business Entity, by way of a spin-off distribution, split-off or exchange of interests in a Quantum Business Entity for any interest in Quantum held by Quantum stockholders, or any similar transaction or transactions, unless the distributed Quantum Business Entity undertakes to IMPCO to be jointly and severally liable for all liabilities of Quantum hereunder.

         SECTION 9.10 SUCCESSORS AND ASSIGNS. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         SECTION 9.11 TERMINATION. This Agreement (including, without limitation, Article III hereof) may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Effective Time by and in the sole discretion of IMPCO without the approval of Quantum or the shareholders of IMPCO. In the event of such termination, no party shall have any liability of any kind to any other party or any other person. After the Distribution, this Agreement may not be terminated except by an agreement in writing signed by the parties; provided, however, that Article III shall not be terminated or amended after the Distribution in respect of the third party beneficiaries thereto without the consent of such persons.

         SECTION 9.12 SUBSIDIARIES. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on and after the Effective Time.

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

         SECTION 9.13 THIRD PARTY BENEFICIARIES. Except as provided in Article III relating to Indemnitees, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         SECTION 9.14 TITLE AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         SECTION 9.15 EXHIBITS AND SCHEDULES. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

         SECTION 9.16 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         SECTION 9.17 CONSENT TO JURISDICTION. Without limiting the provisions of Article VII hereof, each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Superior Court of the State of California, Los Angeles County, and (b) the United States District Court for the Central District of California, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Central District of California or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Superior Court of the State of California, Los Angeles County. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in California with respect to any matters to which it has submitted to jurisdiction in this Section 9.17. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) Superior Court of the State of California, Los Angeles County, or (ii) the United States District Court for the Central District of California, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

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

         SECTION 9.18 SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                        [Signatures follow on next page]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                               IMPCO TECHNOLOGIES, INC.

                               By:   /s/ Robert M. Stemmler
                                   -----------------------------------
                                   Name: Robert M. Stemmler
                                   Title: President and Chief Executive Officer



                               QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.



                               By:   /s/ Alan P. Niedzwiecki
                                   -----------------------------------
                                   Name: Alan P. Niedzwiecki
                                   Title: President and Chief Operating Officer

                                       58